ALEXANDRIA® | Building the Future of Life-Changing Innovation™

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Earnings Press Release and Supplemental Information

FIRST QUARTER ENDED MARCH 31, 2018

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018

CONFERENCE CALL INFORMATION:

Tuesday, May 1, 2018
3:00 p.m. Eastern Time
12:00 p.m. Pacific Time

(877) 270-2148 or
(412) 902-6510
Ask to join the conference call for
Alexandria Real Estate Equities, Inc.

CONTACT INFORMATION:

Alexandria Real Estate Equities, Inc. | (626) 578-0777

Joel S. Marcus
Executive Chairman & Founder

Stephen A. Richardson
Co-Chief Executive Officer

Dean A. Shigenaga
Co-President &
Chief Financial Officer

Sara M. Kabakoff
Senior Manager –
Corporate Communications

ALEXANDRIA®
Building the Future of Life-Changing Innovation™

MERCK
MERCK

213 EAST GRAND AVENUE, SOUTH SAN FRANCISCO, SAN FRANCISCO

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	i

Best-in-Class, Unique Urban Office REIT

57%[(1)] of ARE's Annual Rental Revenue is from Investment-Grade or Large Cap Tenants

88%[(1)] of ARE's Top 20 Tenants' Annual Rental Revenue is from Investment-Grade or Large Cap Tenants

Nareit GOLD AWARD
LARGE CAP EQUITY REIT | BACK-TO-BACK: 2015 & 2016
COMMUNICATIONS & REPORTING EXCELLENCE
BEST-IN-CLASS TRANSPARENCY, QUALITY, AND EFFICIENCY OF DISCLOSURES AND REPORTING

Nareit 2017
Leader In The Light Award
Highest Achievement In Sustainability Innovation
MOST INNOVATIVE

Unique Strategy and Operational Excellence Drive High-Quality Per-Share Growth of Funds From Operations, Dividends, and Net Asset Value

S&P 500® Investment-Grade REIT
– S&P Global: BBB / Positive; Moody's: Baa2 / Stable

High-Quality Long-Duration Cash Flows
– Class A properties in AAA locations
– 57% of annual rental revenue from investment-grade or large cap tenants

Internal Growth – Same Property Net Operating Income Growth
– Favorable triple net lease structure with annual rent escalations
– Strong demand from innovative entities
– Limited supply of Class A space
– Significant rental rate growth on leasing activity and early renewals

External Growth – Development/Redevelopment of New Class A Properties in AAA Locations
– Visible, multiyear, highly leased value-creation pipeline expected to generate significant incremental annual net operating income

Disciplined Allocation of Capital and Prudent Management of Balance Sheet

Unique Underwriting Expertise and Experience
– Prudent underwriting of innovative life science and technology tenants and development of strategic relationships

Long-Tenured Executive Management Team with Deep Expertise and Experience, and Key Relationships in the Real Estate, Life Science, and Technology Industries

(1)    See “Definitions and Reconciliations” in our Supplemental Information. As of 1Q18, annual rental revenue from investment-grade tenants within our overall tenant base and investment-grade tenants within our top 20 tenants were 47% and 74%, respectively.

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Table of Contents
March 31, 2018

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Please see page 6 of this Earnings Press Release and Supplemental Information for further information.

This document is not an offer to sell or a solicitation to buy securities of Alexandria Real Estate Equities, Inc. Any offers to sell or solicitations to buy our securities shall be made only by means of a prospectus approved for that purpose. Unless otherwise indicated, the “Company,” “Alexandria,” “ARE,” “we,” “us,” and “our” refer to Alexandria Real Estate Equities, Inc. and its consolidated subsidiaries.

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Alexandria Real Estate Equities, Inc.
Reports
First Quarter Ended March 31, 2018, Financial and Operating Results
Strong Internal and External Growth,
Operational Excellence, and Growing Dividends

PASADENA, Calif. – April 30, 2018 – Alexandria Real Estate Equities, Inc. (NYSE:ARE)
announced financial and operating results for the first quarter ended March 31, 2018.

Key highlights

Increased common stock dividend

Common stock dividend for 1Q18 of $0.90 per common share, up 7 cents, or 8%, over 1Q17; continuation of our strategy to share growth in cash flows from operating activities with our stockholders while also retaining a significant portion for reinvestment.

Improvement in credit rating outlook

In February 2018, S&P Global Ratings raised its credit outlook for our corporate credit rating to BBB/Positive from BBB/Stable. The positive outlook reflects S&P’s belief that “there is further ratings upside over the next couple of years stemming from the company’s high quality operating portfolio and projects under development, combined with a prudent financial policy.”

Strong internal growth

•	Total revenues of $320.1 million, up 18.2%, for 1Q18, compared to $270.9 million for 1Q17;

•	Same property net operating income growth:

•	4.0% and 14.6% (cash basis) for 1Q18, compared to 1Q17;

•	Continued solid leasing activity and strong rental rate growth, in light of modest contractual lease expirations at the beginning of 2018 and a highly leased value-creation pipeline:

1Q18
Total leasing activity – RSF	1,481,164
Lease renewals and re-leasing of space:
Rental rate increases	16.3%
Rental rate increases (cash basis)	19.0%
RSF (included in total leasing activity above)	234,548

•	Key leases executed during 1Q18 (included in total leasing activity above):

Property	Submarket	RSF	Tenant
1655 and 1725 Third Street	Mission Bay/SoMa	593,765	Uber Technologies, Inc.
Summers Ridge Science Park	Sorrento Mesa	192,070	Quidel Corporation
399 Binney Street	Cambridge	123,403	Three life science entities
279 East Grand Avenue	South San Francisco	104,013	Verily Life Sciences, LLC
681 Gateway Boulevard	South San Francisco	60,963	Twist Bioscience Corp.

Strong external growth; disciplined allocation of capital to visible, multiyear, highly leased value-creation pipeline

•	Development and redevelopment projects placed into service in 1Q18:

•	91,155 RSF at our development project at 100 Binney Street in our Cambridge submarket, 100% leased to four high-quality biotechnology entities; and

•	27,315 RSF at our redevelopment project at 266 and 275 Second Avenue in our Route 128 submarket, leased to Visterra, Inc.

•
Significant contractual near-term growth in annual cash rents of $76 million, of which $60 million will commence through 4Q18 ($35 million in 2Q18, $13 million in 3Q18, and $12 million in 4Q18). This is related to initial free rent granted on development and redevelopment projects recently placed into service (and no longer included in our value-creation pipeline) that are currently generating rental revenue.

•	1Q18 commencements of development and redevelopment projects aggregating 651,951 RSF, including:

•	593,765 RSF at 1655 and 1725 Third Street in our Mission Bay/SoMa submarket; and

•	58,186 RSF at 704 Quince Orchard Road in our Gaithersburg submarket.

•	81% leased on 2.3 million RSF of development and redevelopment projects undergoing construction (excludes RSF in service).

Completed strategic acquisitions

Acquisitions completed or under contract:

•	In 1Q18, we acquired 11 properties in four transactions for an aggregate purchase price of $320.5 million with current and future value-creation development and redevelopment opportunities.

Operating results

•
On January 1, 2018, we adopted a new accounting standard which requires us, on a prospective basis, to generally present our equity investments at fair value with changes in fair value reflected in earnings. In 1Q18, we recognized $72.2 million of unrealized gains from changes in fair value of our equity investments.

	1Q18	1Q17	Change
Net income attributable to Alexandria’s common stockholders – diluted:
In millions	$132.4	$25.7	N/A
Per share	$1.32	$0.29	N/A

Funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted:
In millions	$162.5	$130.6	24.4%
Per share	$1.62	$1.48	9.5%
See “Items Included in Net Income Attributable to Alexandria’s Common Stockholders” on the next page of this Earnings Press Release for additional information.

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First Quarter Ended March 31, 2018, Financial and Operating Results (continued)
March 31, 2018

Items included in net income attributable to Alexandria’s common stockholders:
(In millions, except per share amounts)	Amount		Per Share – Diluted
	1Q18	1Q17	1Q18	1Q17
Realized gain on non-real estate investment(1)	$8.3	$—	$0.08	$—
Unrealized gains on non-real estate investments(2)	72.2	—	0.70	—
Loss on early extinguishment of debt	—	(0.7)	—	(0.01)
Preferred stock redemption charge	—	(11.3)	—	(0.12)
Total	$80.5	$(12.0)	$0.78	$(0.13)
Weighted-average shares of common stock outstanding for calculation of earnings per share – diluted			100.1	88.2
(1) Relates to one publicly traded non-real estate investment in a life science entity. Excluding this gain, our realized investment gains were $5.1 million for 1Q18.
(2) See “Investments” on page 43 of our Supplemental Information for additional information.

Per share amounts above are shown net of the per share amounts allocable to unvested restricted stock awards.

Core operating metrics for 1Q18

High-quality revenue and cash flows and operational excellence

•	Percentage of annual rental revenue in effect from:

•	Investment-grade or large cap tenants: 57%

•	Class A properties in AAA locations: 79%

•	Occupancy of operating properties in North America: 96.6%

•	Operating margin: 71%

•	Adjusted EBITDA margin: 69%

•	Weighted-average remaining lease term:

•	Total tenants: 8.7 years

•	Top 20 tenants: 13.2 years

•
See “Strong internal growth” in the key highlights section on the previous page for information on our total revenues, same property net operating income growth, leasing activity, and rental rate growth.

Balance sheet management

Key metrics

•	$17.9 billion of total market capitalization as of 1Q18

•	$2.3 billion of liquidity as of 1Q18

	1Q18	Trailing 12	4Q18
	Annualized	Months	Goal
Net debt to Adjusted EBITDA	5.4x	6.1x	Less than 5.5x
Fixed-charge coverage ratio	4.6x	4.3x	Greater than 4.0x

Unhedged variable-rate debt as a percentage of total debt	15%	N/A	5%
Current and future value-creation pipeline as a percentage of gross investments in real estate in North America	9%	N/A	8% to 12%

Key capital events

•
In January 2018, we entered into forward equity sales agreements to sell an aggregate 6.9 million shares of our common stock (including the exercise of underwriters’ option) at a public offering price of $123.50 per share, before underwriting discounts. In March 2018, we settled 843,600 shares from our forward equity sales agreements and received proceeds of $100.2 million, net of underwriting discounts and adjustments provided in the forward equity sales agreements. We expect to receive proceeds of $713.7 million upon settlement of the remaining outstanding forward equity sales agreements, to be further adjusted as provided in the sales agreements, which will fund current and near-term value-creation projects and acquisitions in 2018.

Corporate responsibility and industry leadership

•
50% of annual rental revenue expected from LEED® certified projects upon completion of nine in-process projects. Two of our properties recently received LEED certifications, demonstrating our commitment to sustainability:

•	In March 2018, 505 Brannan Street in our Mission Bay/SoMa submarket received LEED Platinum certification; and

•	In April 2018, 100 Binney Street in our Cambridge submarket received LEED Gold certification.

•
In January 2018, we were awarded a 2017 Governor’s Environmental and Economic Leadership Award, California’s highest environmental honor recognizing entities that have demonstrated exceptional leadership and made notable contributions to conserving precious natural resources while promoting economic growth.

•
In January 2018, Alexandria Venture Investments launched the Alexandria Seed Capital Platform, an innovative seed-stage life science funding model and extension of Alexandria LaunchLabs®, which provides seed-stage financing to transformative life science companies. Alexandria Seed Capital Platform drives the growth of seed- and early-stage companies in New York City and across the country.

•	In February 2018, Joel S. Marcus, Executive Chairman and Founder, was appointed to the Navy SEAL Foundation board of directors.

•	In February 2018, Menlo Gateway in our Greater Stanford submarket was awarded “Development of the Year” by NAIOP San Francisco at its “Best of the Bay” awards event.

•	In March 2018, we announced elevations of key executive officers, effective in April 2018.

Subsequent events

•	During April 2018, we sold 782,967 shares of common stock under our at-the-market common stock offering program (“ATM program”) for $122.20 per share and received net proceeds of $94.2 million.

•
In April 2018, our real estate joint venture at Menlo Gateway in our Greater Stanford submarket closed a secured construction loan with commitments available for borrowing of $157.3 million, for the development of Phase II of the project. The loan matures on May 1, 2035, and bears interest at a fixed rate of 4.53%.

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Sustainability
March 31, 2018

ALEXANDRIA SUSTAINABILITY

Making a positive and meaningful impact on the health, safety, and well-being of our tenants, shareholders, employees, and the communities in which we live and work.

Awards and Recognition

Nareit 2017
Leader In The Light Award
Highest Achievement In Sustainability Innovation
MOST INNOVATIVE

Governor's Environmental & Economic Leadership Award – geela – California
CALIFORNIA'S HIGHEST ENVIRONMENTAL HONOR

International WELL Building Institute – WELL GOLD 2017
WORLD'S FIRST WELL CERTIFIED™ LABORATORY

GRESB® Green Star 2017
#1 HEALTH & WELL-BEING COMPANY IN THE U.S.

fitwel®
FIRST REIT TO BE NAMED FITWEL CHAMPION AND FOUNDING MEMBER OF LEADERSHIP ADVISORY BOARD

Leader in Green Development

100% New Ground-Up Developments Targeting Minimum LEED® Gold Certification

50 LEED Projects (1)
6 | Platinum
30 | Gold
14 | Silver

50% % of ARE's Total Annual Rental Revenue from LEED Projects (1)

Committed to Continuous Sustainability Improvements

5% ▼ Reduction of Same Property Greenhouse Gas Pollution from 2015 to 2016

86 Efficiency Projects on Operating Properties from 2015 to 2016

Leader in Health & Wellness

4 WELL Certified Projects (2)
2 | Gold
2 | Silver

14 Fitwel® Certified Projects (3)
5 | ★★★
6 | ★★
3 | ★

3.1 Million RSF of WELL and Fitwel Certified Projects

(1)	Upon completion of nine LEED certification projects in process.

(2)	Upon completion of three WELL certification projects in process.

(3)	Upon completion of eight Fitwel certification projects in process.

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Acquisitions
March 31, 2018
(Dollars in thousands)

Property	Submarket/Market	Date of Purchase	Number of Properties	Anticipated Use	Operating Occupancy	Square Footage			Unlevered Yields		Purchase Price
						Operating	Development/Redevelopment	Future Development	Initial Stabilized	Initial Stabilized (Cash)

1Q18 Acquisitions
1655 and 1725 Third Street (10% interest in unconsolidated JV)	Mission Bay/SoMa/ San Francisco	3/2/18	2	Office	N/A	—	593,765	—	7.8%	6.0%	$31,950
Alexandria PARC	Greater Stanford/San Francisco	1/25/18	4	Office/lab	100%	152,383	45,115	—	TBD		136,000

Summers Ridge Science Park	Sorrento Mesa/ San Diego	1/5/18	4	Office/lab	100%	316,531	—	50,000	8.2%	6.3%	148,650
704 Quince Orchard Road (56.8% interest in unconsolidated JV)	Gaithersburg/Maryland	3/16/18	1	Office/lab	100%	21,745	58,186	—	TBD		3,900

			11			490,659	697,066	50,000			320,500

1455 and 1515 Third Street (acquisition of remaining 49% interest)(1)	Mission Bay/SoMa/ San Francisco	N/A	N/A	Office	100%	N/A	—	—	N/A	N/A	18,900
											339,400

2Q18 Acquisitions completed or under purchase agreements/letters of intent
100 Tech Drive	Route 128/ Greater Boston	4/13/18	1	Office/lab	100%	200,431	—	300,000	8.7%	7.3%	87,250
1455 and 1515 Third Street (acquisition of remaining 49% interest)(1)	Mission Bay/SoMa/ San Francisco	N/A	N/A	Office	100%	N/A	—	—	N/A	N/A	18,900
Pending	Various					612,747	—	253,000	TBD		268,050
						813,178	—	553,000			374,200
Total acquisitions											$713,600
2018 Guidance range											$670,000 – $770,000

We expect to provide total estimated costs at completion and related yields of development and redevelopment projects in the future.

(1)
The first installment of $18.9 million related to our November 2016 acquisition of 1455 and 1515 Third Street was paid in 2Q17, and the second installment of $18.9 million was paid in January 2018. We expect to pay the third and final installment during 2Q18.

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Guidance
March 31, 2018
(Dollars in millions, except per share amounts)

The following updated guidance is based on our current view of existing market conditions and assumptions for the year ending December 31, 2018. Updates to guidance include: a) two cent increases to the midpoints, and reduction of the ranges from 20 cents to 10 cents for EPS - diluted, FFO per share - diluted, and FFO per share - diluted, as adjusted, and b) updating the EPS and FFO per share - diluted guidance ranges to include an investment gain of $8.3 million related to one non-real estate investment in a life science entity and unrealized gains of $72.2 million related to non-real estate investments in 1Q18. There can be no assurance that actual amounts will be materially higher or lower than these expectations. See our discussion of “forward-looking statements” on page 6 of this Earnings Press Release.

Earnings per Share and Funds From Operations per Share Attributable to Alexandria’s Common Stockholders – Diluted
Earnings per share	$2.88 to $2.98
Depreciation and amortization	4.45
Allocation to unvested restricted stock awards	(0.05)
Funds from operations per share	$7.28 to $7.38
Realized gain on non-real estate investment in 1Q18	(0.08)	(1)
Unrealized gains on non-real estate investments in 1Q18	(0.70)	(2)
Allocation to unvested restricted stock awards	0.02
Funds from operations per share, as adjusted	$6.52 to $6.62

Key Assumptions	Low	High
Occupancy percentage in North America as of December 31, 2018	96.9%	97.5%

Lease renewals and re-leasing of space:
Rental rate increases	13.0%	16.0%
Rental rate increases (cash basis)	7.5%	10.5%
Same property performance:
Net operating income increase	2.5%	4.5%
Net operating income increase (cash basis)	9.0%	11.0%

Straight-line rent revenue	$92	$102	(4)
General and administrative expenses	$85	$90
Capitalization of interest	$55	$65
Interest expense	$155	$165

Key Credit Metrics	2018 Guidance
Net debt to Adjusted EBITDA – 4Q18 annualized	Less than 5.5x
Net debt and preferred stock to Adjusted EBITDA – 4Q18 annualized	Less than 5.5x
Fixed-charge coverage ratio – 4Q18 annualized	Greater than 4.0x
Unhedged variable-rate debt as a percentage of total debt	5%
Value-creation pipeline as a percentage of gross real estate as of December 31, 2018	8% to 12%

Key Sources and Uses of Capital	Range		Midpoint	Certain Completed Items
Sources of capital:
Net cash provided by operating activities after dividends	$140	$180	$160
Incremental debt	470	430	450
Real estate dispositions, partial interest sales, and common equity	1,110	1,310	1,210	$908 (3)
Total sources of capital	$1,720	$1,920	$1,820
Uses of capital:
Construction	$1,050	$1,150	$1,100
Acquisitions	670	770	720	(5)
Total uses of capital	$1,720	$1,920	$1,820
Incremental debt (included above):
Issuance of unsecured senior notes payable	$550	$650	$600
Repayments of secured notes payable	(10)	(15)	(13)
Repayment of unsecured senior bank term loan	(200)	(200)	(200)
$1.65 billion unsecured senior line of credit/other	130	(5)	63
Incremental debt	$470	$430	$450

(1)	Represents an investment gain of $8.3 million related to one non-real estate investment in a life science entity recognized in 1Q18.

(2)
Per share amounts of unrealized gains on non-real estate investments in 1Q18 may be different for the full year ended December 31, 2018, depending on the weighted-average shares outstanding for the year ended December 31, 2018. Excludes future changes in fair value for equity investments pursuant to a new accounting standard effective January 1, 2018. See page 43 of our Supplemental Information for additional information.

(3)
We have completed transactions aggregating $908 million through April 2018. This includes completed and projected settlement of our forward equity sales agreements and completed sales under our ATM program, including 6.9 million shares of our common stock subject to forward equity sales agreements executed in January 2018. Additionally, in March 2018, we settled 843,600 shares from the forward equity sales agreements and received proceeds of $100.2 million, net of underwriting discounts and adjustments provided in the forward equity sales agreements. We expect to receive proceeds of $713.7 million upon settlement of the remaining outstanding forward equity sales agreements, to be further adjusted as provided in the sales agreements, in 2018. Also, includes 782,967 shares of common stock sold in April 2018 under our ATM program at $122.20 per share, with net proceeds of $94.2 million.

(4)
Approximately 50% of straight-line rent revenue represents initial free rent on recently delivered and expected 2018 deliveries of new Class A properties from our development and redevelopment pipeline.

(5)	See “Acquisitions” on page 4 of this Earnings Press Release.

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Earnings Call Information and About the Company
March 31, 2018

We will host a conference call on Tuesday, May 1, 2018, at 3:00 p.m. Eastern Time (“ET”)/noon Pacific Time (“PT”), which is open to the general public to discuss our financial and operating results for the first quarter ended March 31, 2018. To participate in this conference call, dial (877) 270-2148 or (412) 902-6510 shortly before 3:00 p.m. ET/noon PT and ask the operator to join the Alexandria Real Estate Equities, Inc. call. The audio webcast can be accessed at www.are.com in the “For Investors” section. A replay of the call will be available for a limited time from 5:00 p.m. ET/2:00 p.m. PT on Tuesday, May 1, 2018. The replay number is (877) 344-7529 or (412) 317-0088, and the confirmation code is 10117375.

Additionally, a copy of this Earnings Press Release and Supplemental Information for the first quarter ended March 31, 2018, is available in the “For Investors” section of our website at www.are.com or by following this link: http://www.are.com/fs/2018q1.pdf.

For any questions, please contact Joel S. Marcus, executive chairman and founder; Stephen A. Richardson, co-chief executive officer; Peter M. Moglia, co-chief executive officer and chief investment officer; Dean A. Shigenaga, co-president and chief financial officer; or Sara M. Kabakoff, senior manager – corporate communications, at (626) 578-0777.

About the Company

Alexandria Real Estate Equities, Inc. (NYSE:ARE), an S&P 500® company, is an urban office real estate investment trust (“REIT”) uniquely focused on collaborative life science and technology campuses in AAA innovation cluster locations, with a total market capitalization of $17.9 billion and an asset base in North America of 30.2 million SF as of March 31, 2018. The asset base in North America includes 20.8 million RSF of operating properties and 3.5 million RSF of development and redevelopment of new Class A properties currently undergoing construction and pre-construction activities with target delivery dates ranging from 2018 through 2020. Additionally, the asset base in North America includes 5.9 million SF of intermediate-term and future development projects, including 3.6 million SF of intermediate-term development projects. Founded in 1994, Alexandria pioneered this niche and has since established a significant market presence in key locations, including Greater Boston, San Francisco, New York City, San Diego, Seattle, Maryland, and Research Triangle Park. Alexandria has a longstanding and proven track record of developing Class A properties clustered in urban life science and technology campuses that provide its innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Alexandria also provides strategic capital to transformative life science and technology companies through its venture capital arm. We believe our unique business model and diligent underwriting ensure a high-quality and diverse tenant base that results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For additional information on Alexandria, please visit www.are.com.

***********

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, statements regarding our 2018 earnings per share attributable to Alexandria’s common stockholders – diluted, 2018 funds from operations per share attributable to Alexandria’s common stockholders – diluted, net operating income, and our projected sources and uses of capital. You can identify the forward-looking statements by their use of forward-looking words, such as “forecast,” “guidance,” “projects,” “estimates,” “anticipates,” “believes,” “expects,” “intends,” “may,” “plans,” “seeks,” “should,” or “will,” or the negative of those words or similar words. These forward-looking statements are based on our current expectations, beliefs, projections, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts, as well as a number of assumptions concerning future events. There can be no assurance that actual results will not be materially higher or lower than these expectations. These statements are subject to risks, uncertainties, assumptions, and other important factors that could cause actual results to differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include, without limitation, our failure to obtain capital (debt, construction financing, and/or equity) or refinance debt maturities, increased interest rates and operating costs, adverse economic or real estate developments in our markets, our failure to successfully place into service and lease any properties undergoing development or redevelopment and our existing space held for future development or redevelopment (including new properties acquired for that purpose), our failure to successfully operate or lease acquired properties, decreased rental rates, increased vacancy rates or failure to renew or replace expiring leases, defaults on or non-renewal of leases by tenants, adverse general and local economic conditions, an unfavorable capital market environment, decreased leasing activity or lease renewals, and other risks and uncertainties detailed in our filings with the Securities and Exchange Commission (“SEC”). Accordingly, you are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are made as of the date of this Earnings Press Release, and unless otherwise stated, we assume no obligation to update this information and expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.

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Consolidated Statements of Income
March 31, 2018
(In thousands, except per share amounts)

	Three Months Ended
	3/31/18		12/31/17	9/30/17	6/30/17	3/31/17
Revenues:
Rental	$244,485		$228,025	$216,021	$211,942	$207,193
Tenant recoveries	73,170		70,270	67,058	60,470	61,346
Other income	2,484		496	2,291	647	2,338
Total revenues	320,139		298,791	285,370	273,059	270,877

Expenses:
Rental operations	91,771		88,073	83,469	76,980	77,087
General and administrative	22,421		18,910	17,636	19,234	19,229
Interest	36,915		36,082	31,031	31,748	29,784
Depreciation and amortization	114,219		107,714	107,788	104,098	97,183
Impairment of real estate	—		—	—	203	—
Loss on early extinguishment of debt	—		2,781	—	—	670
Total expenses	265,326		253,560	239,924	232,263	223,953

Equity in earnings of unconsolidated real estate joint ventures	1,144		376	14,100	589	361
Investment income	85,561	(1)	—	—	—	—
Gain on sales of real estate – rental properties	—		—	—	—	270
Gain on sales of real estate – land parcels	—		—	—	111	—
Net income	141,518		45,607	59,546	41,496	47,555
Net income attributable to noncontrolling interests	(5,888)		(6,219)	(5,773)	(7,275)	(5,844)
Net income attributable to Alexandria Real Estate Equities, Inc.’s stockholders	135,630		39,388	53,773	34,221	41,711
Dividends on preferred stock	(1,302)		(1,302)	(1,302)	(1,278)	(3,784)
Preferred stock redemption charge	—		—	—	—	(11,279)
Net income attributable to unvested restricted stock awards	(1,941)		(1,255)	(1,198)	(1,313)	(987)
Net income attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$132,387		$36,831	$51,273	$31,630	$25,661

Net income per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders:
Basic	$1.33		$0.39	$0.55	$0.35	$0.29
Diluted	$1.32		$0.38	$0.55	$0.35	$0.29

Weighted-average shares of common stock outstanding:
Basic	99,855		95,138	92,598	90,215	88,147
Diluted	100,125		95,914	93,296	90,745	88,200

Dividends declared per share of common stock	$0.90		$0.90	$0.86	$0.86	$0.83

(1)	See “Investments” on page 43 of our Supplemental Information for additional information.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	7

Consolidated Balance Sheets
March 31, 2018
(In thousands)

	3/31/18		12/31/17	9/30/17	6/30/17	3/31/17
Assets
Investments in real estate	$10,671,227		$10,298,019	$10,046,521	$9,819,413	$9,470,667
Investments in unconsolidated real estate joint ventures	169,865		110,618	33,692	58,083	50,457
Cash and cash equivalents	221,645		254,381	118,562	124,877	151,209
Restricted cash	37,337		22,805	27,713	20,002	18,320
Tenant receivables	11,258		10,262	9,899	8,393	9,979
Deferred rent	467,112		434,731	402,353	383,062	364,348
Deferred leasing costs	226,803		221,430	208,265	201,908	202,613
Investments	724,310	(1)	523,254	485,262	424,920	394,471
Other assets	291,639		228,453	213,056	205,009	206,562
Total assets	$12,821,196		$12,103,953	$11,545,323	$11,245,667	$10,868,626

Liabilities, Noncontrolling Interests, and Equity
Secured notes payable	$775,689		$771,061	$1,153,890	$1,127,348	$1,083,758
Unsecured senior notes payable	3,396,912		3,395,804	2,801,290	2,800,398	2,799,508
Unsecured senior line of credit	490,000		50,000	314,000	300,000	—
Unsecured senior bank term loans	548,197		547,942	547,860	547,639	547,420
Accounts payable, accrued expenses, and tenant security deposits	783,986		763,832	740,070	734,189	782,637
Dividends payable	93,065		92,145	83,402	81,602	78,976
Preferred stock redemption liability	—		—	—	—	130,000
Total liabilities	6,087,849		5,620,784	5,640,512	5,591,176	5,422,299

Commitments and contingencies

Redeemable noncontrolling interests	10,212		11,509	11,418	11,410	11,320

Alexandria Real Estate Equities, Inc.’s stockholders’ equity:
7.00% Series D cumulative convertible preferred stock	74,386		74,386	74,386	74,386	74,386
Common stock	1,007		998	943	921	899
Additional paid-in capital	6,117,976	(1)	5,824,258	5,287,777	5,059,180	4,855,686
Accumulated other comprehensive income	1,228		50,024	43,864	22,677	21,460
Alexandria Real Estate Equities, Inc.’s stockholders’ equity	6,194,597		5,949,666	5,406,970	5,157,164	4,952,431
Noncontrolling interests	528,538		521,994	486,423	485,917	482,576
Total equity	6,723,135		6,471,660	5,893,393	5,643,081	5,435,007
Total liabilities, noncontrolling interests, and equity	$12,821,196		$12,103,953	$11,545,323	$11,245,667	$10,868,626

(1)	Includes unrealized gains aggregating $213.1 million. See “Investments” on page 43 of our Supplemental Information for additional information.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	8

Funds From Operations and Funds From Operations per Share
March 31, 2018
(In thousands)

The following table presents a reconciliation of net income attributable to Alexandria’s common stockholders, the most directly comparable financial measure presented in accordance with generally accepted accounting principles (“GAAP”), including our share of amounts from consolidated and unconsolidated real estate joint ventures, to funds from operations attributable to Alexandria’s common stockholders – diluted, and funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted, for the periods below:

	Three Months Ended
	3/31/18		12/31/17	9/30/17	6/30/17	3/31/17
Net income attributable to Alexandria’s common stockholders	$132,387		$36,831	$51,273	$31,630	$25,661
Depreciation and amortization	114,219		107,714	107,788	104,098	97,183
Noncontrolling share of depreciation and amortization from consolidated real estate JVs	(3,867)		(3,777)	(3,608)	(3,735)	(3,642)
Our share of depreciation and amortization from unconsolidated real estate JVs	644		432	383	324	412
Gain on sales of real estate – rental properties	—		—	—	—	(270)
Our share of gain on sales of real estate from unconsolidated real estate JVs	—		—	(14,106)	—	—
Gain on sales of real estate – land parcels	—		—	—	(111)	—
Impairment of real estate – rental properties	—		—	—	203	—
Allocation to unvested restricted stock awards	(1,548)		(734)	(957)	(685)	(561)
Add: effect of assumed conversion of 7.00% Series D cumulative convertible preferred stock(1)	1,302		—	—	—	—
Funds from operations attributable to Alexandria’s common stockholders – diluted(2)	243,137		140,466	140,773	131,724	118,783
Less: effect of assumed conversion of 7.00% Series D cumulative convertible preferred stock(1)	(1,302)		—	—	—	—
Realized gain on non-real estate investment	(8,252)	(3)	—	—	—	—
Unrealized gains on non-real estate investments(4)	(72,229)		—	—	—	—
Impairment of land parcels and non-real estate investments	—		3,805	—	4,491	—
Loss on early extinguishment of debt	—		2,781	—	—	670
Preferred stock redemption charge	—		—	—	—	11,279
Allocation to unvested restricted stock awards	1,125		(94)	—	(58)	(150)
Funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted	$162,479		$146,958	$140,773	$136,157	$130,582

(1)	See definition for “Weighted-Average Shares of Common Stock Outstanding – Diluted” on page 54 of our Supplemental Information for additional information.

(2)
Calculated in accordance with standards established by the Advisory Board of Governors of the National Association of Real Estate Investment Trusts (the “Nareit Board of Governors”) in its April 2002 White Paper and related implementation guidance.

(3)	Relates to one publicly traded non-real estate investment in a life science entity. Excluding this gain, our realized non-real estate investment gains were $5.1 million for 1Q18.

(4)	See “Investments” on page 43 of our Supplemental Information for additional information.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	9

Funds From Operations and Funds From Operations per Share (continued)
March 31, 2018
(In thousands, except per share amounts)

The following table presents a reconciliation of net income per share attributable to Alexandria’s common stockholders, the most directly comparable financial measure presented in accordance with GAAP, including our share of amounts from consolidated and unconsolidated real estate joint ventures, to funds from operations per share attributable to Alexandria’s common stockholders – diluted, and funds from operations per share attributable to Alexandria’s common stockholders – diluted, as adjusted, for the periods below. Amounts allocable to unvested restricted stock awards are not material and are not presented separately within the per share table below. Per share amounts may not add due to rounding.

	Three Months Ended
	3/31/18		12/31/17	9/30/17	6/30/17	3/31/17
Net income per share attributable to Alexandria’s common stockholders	$1.32		$0.38	$0.55	$0.35	$0.29
Depreciation and amortization	1.08		1.08	1.11	1.10	1.06
Our share of gain on sales of real estate from unconsolidated real estate JVs	—		—	(0.15)	—	—
Add: effect of assumed conversion of 7.00% Series D cumulative convertible preferred stock(1)	0.01		—	—	—	—
Funds from operations per share attributable to Alexandria’s common stockholders – diluted(2)	2.41		1.46	1.51	1.45	1.35
Less: effect of assumed conversion of 7.00% Series D cumulative convertible preferred stock(1)	(0.01)		—	—	—	—
Realized gain on non-real estate investment	(0.08)	(3)	—	—	—	—
Unrealized gains on non-real estate investments(4)	(0.70)		—	—	—	—
Impairment of land parcels and non-real estate investments	—		0.04	—	0.05	—
Loss on early extinguishment of debt	—		0.03	—	—	0.01
Preferred stock redemption charge	—		—	—	—	0.12
Funds from operations per share attributable to Alexandria’s common stockholders – diluted, as adjusted	$1.62		$1.53	$1.51	$1.50	$1.48

Weighted-average shares of common stock outstanding(1) for calculations of:
Earnings per share – diluted and funds from operations, as adjusted – diluted, per share	100,125		95,914	93,296	90,745	88,200
Funds from operations – diluted, per share	100,866		95,914	93,296	90,745	88,200

(1)	See definition for “Weighted-Average Shares of Common Stock Outstanding – Diluted” on page 54 of our Supplemental Information for additional information.

(2)	Calculated in accordance with standards established by the Nareit Board of Governors in its April 2002 White Paper and related implementation guidance.

(3)	Relates to one publicly traded non-real estate investment in a life science entity. Excluding this gain, our realized non-real estate investment gains were $5.1 million for 1Q18.

(4)	See “Investments” on page 43 of our Supplemental Information for additional information.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	10

SUPPLEMENTAL
INFORMATION

Company Profile
March 31, 2018

Alexandria Real Estate Equities, Inc. (NYSE:ARE), an S&P 500® company, is an urban office REIT uniquely focused on collaborative life science and technology campuses in AAA innovation cluster locations, with a total market capitalization of $17.9 billion and an asset base in North America of 30.2 million SF as of March 31, 2018. The asset base in North America includes 20.8 million RSF of operating properties and 3.5 million RSF of development and redevelopment of new Class A properties currently undergoing construction and pre-construction activities with target delivery dates ranging from 2018 through 2020. Additionally, the asset base in North America includes 5.9 million SF of intermediate-term and future development projects, including 3.6 million SF of intermediate-term development projects. Founded in 1994, Alexandria pioneered this niche and has since established a significant market presence in key locations, including Greater Boston, San Francisco, New York City, San Diego, Seattle, Maryland, and Research Triangle Park. Alexandria has a longstanding and proven track record of developing Class A properties clustered in urban life science and technology campuses that provide its innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Alexandria also provides strategic capital to transformative life science and technology companies through its venture capital arm. We believe our unique business model and diligent underwriting ensure a high-quality and diverse tenant base that results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For additional information on Alexandria, please visit www.are.com.

Tenant base

Alexandria is known for our high-quality and diverse tenant base, with 57% of our annual rental revenue generated from investment-grade or large cap tenants. The impressive quality, diversity, breadth, and depth of our significant relationships with our tenants provide Alexandria with high-quality and stable cash flows. Alexandria’s underwriting team and long-term industry relationships positively distinguish us from all other publicly traded REITs and real estate companies.

Executive and senior management team

Alexandria’s executive and senior management team has unique experience and expertise in creating highly dynamic and collaborative campuses in key urban life science and technology cluster locations that inspire innovation. From the development of high-quality, sustainable real estate, to the ongoing cultivation of collaborative environments with unique amenities and events, the Alexandria team has a first-in-class reputation of excellence in its niche. Alexandria’s highly experienced management team also includes regional market directors with leading reputations and longstanding relationships within the life science and technology communities in their respective urban innovation clusters. We believe that our expertise, experience, reputation, and key relationships in the real estate, life science, and technology industries provide Alexandria significant competitive advantages in attracting new business opportunities.

Alexandria’s executive and senior management team consists of 37 individuals, averaging 23 years of real estate experience, including 12 years with Alexandria. Our executive management team alone averages 18 years of experience with Alexandria.

EXECUTIVE MANAGEMENT TEAM
Joel S. Marcus
Executive Chairman & Founder
Stephen A. Richardson
Co-Chief Executive Officer
Peter M. Moglia
Co-Chief Executive Officer & Chief Investment Officer
Dean A. Shigenaga
Co-President & Chief Financial Officer
Thomas J. Andrews
Co-President & Regional Market Director – Greater Boston
Jennifer J. Banks
Co-Chief Operating Officer, General Counsel & Corporate Secretary
Lawrence J. Diamond
Co-Chief Operating Officer & Regional Market Director – Maryland
Daniel J. Ryan
Executive Vice President, Regional Market Director – San Diego & Strategic Operations
Vincent R. Ciruzzi
Chief Development Officer
John H. Cunningham
Executive Vice President & Regional Market Director – New York City

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	12

Investor Information
March 31, 2018

Corporate Headquarters	New York Stock Exchange Trading Symbols	Information Requests
385 East Colorado Boulevard, Suite 299	Common stock: ARE	Phone:	(626) 578-0777
Pasadena, California 91101	7.00% Series D preferred stock: ARE PRD	Email:	corporateinformation@are.com
		Web:	www.are.com

Equity Research Coverage

Alexandria is currently covered by the following research analysts. This list may be incomplete and is subject to change as firms initiate or discontinue coverage of our company. Please note that any opinions, estimates, or forecasts regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, estimates, or forecasts of Alexandria or its management. Alexandria does not by its reference or distribution of the information below imply its endorsement of or concurrence with any opinions, estimates, or forecasts of these analysts. Interested persons may obtain copies of analysts’ reports on their own as we do not distribute these reports. Several of these firms may, from time to time, own our stock and/or hold other long or short positions in our stock and may provide compensated services to us.

Bank of America Merrill Lynch	Citigroup Global Markets Inc.	J.P. Morgan Securities LLC	RBC Capital Markets
Jamie Feldman / Jeffrey Spector	Michael Bilerman / Emmanuel Korchman	Anthony Paolone / Patrice Chen	Michael Carroll / Brian Hawthorne
(646) 855-5808 / (646) 855-1363	(212) 816-1383 / (212) 816-1382	(212) 622-6682 / (212) 622-1893	(440) 715-2649 / (440) 715-2653

Barclays Capital Inc.	Evercore ISI	Mitsubishi UFJ Securities (USA), Inc.	Robert W. Baird & Co. Incorporated
Ross Smotrich / Trevor Young	Sheila McGrath / Wendy Ma	Karin Ford / Jason Twizell	David Rodgers / Richard Schiller
(212) 526-2306 / (212) 526-3098	(212) 497-0882 / (212) 497-0870	(212) 405-7349 / (212) 405-7160	(216) 737-7341 / (312) 609-5485

BTIG, LLC	Green Street Advisors, Inc.	Mizuho Securities USA Inc.	UBS Securities LLC
Tom Catherwood / James Sullivan	Jed Reagan / Daniel Ismail	Richard Anderson / Zachary Silverberg	Nick Yulico / Frank Lee
(212) 738-6140 / (212) 738-6139	(949) 640-8780 / (949) 640-8780	(212) 205-8445 / (212) 205-7855	(212) 713-3402 / (415) 352-5679

CFRA	JMP Securities – JMP Group, Inc.
Kenneth Leon	Peter Martin / Brian Riley
(212) 438-4638	(415) 835-8904 / (415) 835-8908

Fixed Income Coverage		Rating Agencies
J.P. Morgan Securities LLC	Wells Fargo & Company	Moody’s Investors Service	S&P Global Ratings
Mark Streeter / Jonathan Rau	Thierry Perrein / Kevin McClure	Thuy Nguyen / Reed Valutas	Fernanda Hernandez / Anita Ogbara
(212) 834-5086 / (212) 834-5237	(704) 410-3262 / (704) 410-3252	(212) 553-7168 / (212) 553-4169	(212) 438-1347 / (212) 438-5077

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	13

High-Quality, Diverse, and Innovative Tenants
March 31, 2018

Cash Flows from High-Quality, Diverse, and Innovative Tenants

Investment-Grade or Large Cap Tenants	Tenant Mix

Public Biotechnology
24%
Life Science Product, Service, and Device
18%
Private Biotechnology
9%
Technology
(72% from Leading Technology Entities(2))
11%
Other
3%
Institutional (Academic/Medical, Non-Profit, and U.S. Government)
12%
Multinational Pharmaceutical
23%

57%

of ARE’s Total
Annual Rental Revenue(1)

A REIT Industry-Leading Tenant Roster	Percentage of ARE’s Annual Rental Revenue(1)

(1)	Represents annual rental revenue in effect as of 1Q18.

(2)	Leading technology entities represent investment-grade or companies with a market capitalization or private valuation greater than $10 billion as of 1Q18.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	14

Class A Properties in AAA Locations
March 31, 2018

High-Quality Cash Flows from Class A Properties in AAA Locations

Class A Properties in AAA Locations	AAA Locations

San Francisco
24%
New York City
7%
Greater Boston
38%
San Diego
16%
5%
Seattle
5%
Maryland
3%
Research Triangle Park
2%
Other Markets

79%

of ARE’s
Annual Rental Revenue(1)

Percentage of ARE’s Annual Rental Revenue(1)

(1)	Represents annual rental revenue in effect as of 1Q18.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	15

Occupancy
March 31, 2018

Solid Demand for Class A Properties in AAA Locations
Drives Solid Occupancy

Solid Historical Occupancy(1)	Occupancy across Key Locations

96.6%
95.7%
99.9%
100.0%
95.2%
96.6%
95.7%
96.8%
North America
Greater Boston
San Francisco
New York City
San Diego
Seattle
Maryland
Research Triangle Park

96%

Over 10 Years

Occupancy of Operating Properties
as of March 31, 2018

(1)	Average occupancy of operating properties in North America as of each December 31 for the last 10 years and as of 1Q18.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	16

Financial and Asset Base Highlights
March 31, 2018
(Dollars in thousands, except per share amounts)

	Three Months Ended (unless stated otherwise)
	3/31/18	12/31/17	9/30/17	6/30/17	3/31/17
Selected financial data from consolidated financial statements and related information
Adjusted EBITDA – quarter annualized	$914,444	$817,392	$773,828	$755,048	$723,764
Adjusted EBITDA – trailing 12 months	$815,178	$767,508	$728,869	$689,079	$650,579
Adjusted EBITDA margins	69%	68%	68%	68%	67%
Operating margins	71%	71%	71%	72%	72%

Net debt at end of period	$4,979,254	$4,516,672	$4,698,568	$4,660,216	$4,292,773
Net debt to Adjusted EBITDA – quarter annualized	5.4x	5.5x	6.1x	6.2x	5.9x
Net debt to Adjusted EBITDA – trailing 12 months	6.1x	5.9x	6.4x	6.8x	6.6x
Net debt and preferred stock to Adjusted EBITDA – quarter annualized	5.5x	5.6x	6.2x	6.3x	6.0x
Net debt and preferred stock to Adjusted EBITDA – trailing 12 months	6.2x	6.0x	6.5x	6.9x	6.7x

Fixed-charge coverage ratio – quarter annualized	4.6x	4.2x	4.1x	4.1x	4.1x
Fixed-charge coverage ratio – trailing 12 months	4.3x	4.1x	4.0x	3.9x	3.8x
Unencumbered net operating income as a percentage of total net operating income	87%	86%	81%	81%	81%

Closing stock price at end of period	$124.89	$130.59	$118.97	$120.47	$110.52
Common shares outstanding (in thousands) at end of period	100,696	99,784	94,325	92,098	89,884
Total equity capitalization at end of period	$12,682,876	$13,140,843	$11,328,163	$11,202,668	$10,037,702
Total market capitalization at end of period	$17,893,674	$17,905,650	$16,145,203	$15,978,053	$14,468,388

Dividend per share – quarter/annualized	$0.90/$3.60	$0.90/$3.60	$0.86/$3.44	$0.86/$3.44	$0.83/$3.32
Dividend payout ratio for the quarter	56%	61%	58%	58%	57%
Dividend yield – annualized	2.9%	2.8%	2.9%	2.9%	3.0%

General and administrative expenses as a percentage of total assets – trailing 12 months	0.6%	0.6%	0.6%	0.6%	0.6%
General and administrative expenses as a percentage of total revenues – trailing 12 months	6.6%	6.6%	6.8%	7.0%	7.0%

Capitalized interest	$13,360	$12,897	$17,092	$15,069	$13,164
Weighted-average interest rate for capitalization of interest during period	3.91%	3.89%	3.96%	3.98%	3.95%

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	17

Financial and Asset Base Highlights (continued)
March 31, 2018
(Dollars in thousands, except annual rental revenue per occupied RSF amounts)

	Three Months Ended (unless stated otherwise)
	3/31/18	12/31/17	9/30/17	6/30/17	3/31/17
Amounts included in funds from operations and non-revenue-enhancing capital expenditures
Straight-line rent revenue	$32,631	$33,281	$20,865	$17,905	$35,592
Amortization of acquired below-market leases	$6,170	$4,147	$4,545	$5,004	$5,359
Straight-line rent expense on ground leases	$240	$205	$206	$201	$198
Stock compensation expense	$7,248	$6,961	$7,893	$5,504	$5,252
Amortization of loan fees	$2,543	$2,571	$2,840	$2,843	$2,895
Amortization of debt premiums	$575	$639	$652	$625	$596
Non-revenue-enhancing capital expenditures:
Building improvements	$2,625	$2,469	$2,453	$1,840	$1,138
Tenant improvements and leasing commissions	$2,836	$9,578	$9,976	$9,389	$18,377

Operating statistics and related information (at end of period)
Number of properties – North America	222	213	206	202	199
RSF (including development and redevelopment projects under construction) – North America	23,066,089	21,981,133	20,642,042	20,567,473	20,084,195
Total square feet – North America	30,240,017	29,563,221	28,583,747	28,351,518	28,176,780
Annual rental revenue per occupied RSF – North America	$48.09	$48.01	$47.19	$46.55	$45.94
Occupancy of operating properties – North America	96.6%	96.8%	96.1%	95.7%	95.5%
Occupancy of operating and redevelopment properties – North America	94.3%	94.7%	93.9%	94.0%	94.7%
Weighted average remaining lease term (in years)	8.7	8.9	8.8	8.8	9.0

Total leasing activity – RSF	1,481,164	1,379,699	786,925	1,081,777	1,320,781
Lease renewals and re-leasing of space – change in average new rental rates over expiring rates:
Rental rate increases	16.3%	24.8%	24.2%	23.2%	27.8%
Rental rate increases (cash basis)	19.0%	10.4%	10.0%	9.4%	17.7%
RSF (included in total leasing activity above)	234,548	593,622	448,472	604,142	878,863

Same property – percentage change over comparable quarter from prior year:
Net operating income increase	4.0%	4.5%	2.2%	1.8%	2.6%
Net operating income increase (cash basis)	14.6%	12.5%	7.8%	7.0%	5.5%

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	18

Key Operating Metrics
March 31, 2018

Favorable Lease Structure(1)		Same Property Net Operating Income Growth

Stable cash flows
Percentage of triple net leases	97%
Increasing cash flows
Percentage of leases containing annual rent escalations	95%
Lower capex burden
Percentage of leases providing for the recapture of capital expenditures	94%

Margins(2)		Rental Rate Growth: Renewed/Re-Leased Space

Adjusted EBITDA	Operating
69%	71%

(1)	Percentages calculated based on RSF as of 1Q18.

(2)	Represents percentages for 1Q18.

(3)
Rental rate increase driven primarily by the successful execution of our strategy to re-lease significantly below-market leases at our Alexandria Center® at One Kendall Square campus in our Cambridge submarket. Since our acquisition of the campus in 4Q16, we have re-leased and renewed approximately 185,000 RSF of below-market space, or three times the volume we initially forecasted to be executed through 1Q18, at rental rate (cash basis) increases of approximately 26%.

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Same Property Performance
March 31, 2018
(Dollars in thousands)

Same Property Financial Data	1Q18	Same Property Statistical Data	1Q18
Percentage change over comparable period from prior year:		Number of same properties	188
Net operating income increase	4.0%	Rentable square feet	17,618,620
Net operating income increase (cash basis)	14.6%	Occupancy – current-period average	96.2%
Operating margin	71%	Occupancy – same-period prior-year average	96.1%

	Three Months Ended March 31,
	2018	2017	$ Change	% Change

Same properties	$204,378	$197,207	$7,171	3.6%
Non-same properties	40,107	9,986	30,121	301.6
Total rental	244,485	207,193	37,292	18.0

Same properties	66,398	60,186	6,212	10.3
Non-same properties	6,772	1,160	5,612	483.8
Total tenant recoveries	73,170	61,346	11,824	19.3

Same properties	69	58	11	19.0
Non-same properties	2,415	2,280	135	5.9
Total other income	2,484	2,338	146	6.2

Same properties	270,845	257,451	13,394	5.2
Non-same properties	49,294	13,426	35,868	267.2
Total revenues	320,139	270,877	49,262	18.2

Same properties	77,523	71,509	6,014	8.4
Non-same properties	14,248	5,578	8,670	155.4
Total rental operations	91,771	77,087	14,684	19.0

Same properties	193,322	185,942	7,380	4.0
Non-same properties	35,046	7,848	27,198	346.6
Net operating income	$228,368	$193,790	$34,578	17.8%

Net operating income – same properties	$193,322	$185,942	$7,380	4.0%
Straight-line rent revenue and amortization of acquired below-market leases	(18,013)	(32,940)	14,927	(45.3)
Net operating income – same properties (cash basis)	$175,309	$153,002	$22,307	14.6%

See definition for “Same Property Comparisons” on page 53 of our Supplemental Information for a reconciliation of same store properties to total properties.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	20

Leasing Activity
March 31, 2018

	Three Months Ended				Year Ended
	March 31, 2018				December 31, 2017
(Dollars per RSF)	Including Straight-Line Rent		Cash Basis		Including Straight-Line Rent	Cash Basis
Leasing activity:
Renewed/re-leased space(1)
Rental rate changes	16.3%	(2)	19.0%	(2)	25.1%	12.7%
New rates	$50.90		$49.56		$51.05	$47.99
Expiring rates	$43.77		$41.65		$40.80	$42.60
Rentable square footage	234,548				2,525,099
Tenant improvements/leasing commissions	$12.09				$18.74
Weighted-average lease term	3.8 years				6.2 years

Developed/redeveloped/previously vacant space leased
New rates	$72.19		$58.75		$47.56	$42.93
Rentable square footage	1,246,616	(3)			2,044,083
Tenant improvements/leasing commissions	$10.55				$9.83
Weighted-average lease term	15.2 years				10.1 years

Leasing activity summary (totals):
New rates	$68.82		$57.30		$49.49	$45.72
Rentable square footage	1,481,164	(4)			4,569,182
Tenant improvements/leasing commissions	$10.79				$14.75
Weighted-average lease term	13.4 years				7.9 years

Lease expirations:(1)
Expiring rates	$42.55		$43.71		$39.99	$41.71
Rentable square footage	540,033				2,919,259

Leasing activity includes 100% of results for each property in which we have an investment in North America.

(1)	Excludes 22 month-to-month leases aggregating 50,686 RSF and 25 month-to-month leases aggregating 37,006 RSF as of 1Q18, and 4Q17, respectively.

(2)
Rental rate increase driven primarily by the successful execution of our strategy to re-lease significantly below-market leases at our Alexandria Center® at One Kendall Square campus in our Cambridge submarket. Since our acquisition of the campus in 4Q16, we have re-leased and renewed approximately 185,000 RSF of below-market space, or three times the volume we initially forecasted to be executed through 1Q18, at rental rate (cash basis) increases of approximately 26%.

(3)
Includes 593,765 RSF at 1655 and 1725 Third Street in our Mission Bay/SoMa submarket, 192,070 RSF at Summers Ridge Science Park in our Sorrento Mesa submarket, 123,403 RSF at 399 Binney Street in our Cambridge submarket, 104,013 RSF at 279 East Grand Avenue, and 60,963 RSF at 681 Gateway Boulevard in our South San Francisco submarket aggregating 1,074,214 RSF of development, redevelopment, or previously vacant space leased in 1Q18.

(4)
During 1Q18, we granted tenant concessions/free rent averaging 2.7 months with respect to the 1,481,164 RSF leased. Approximately 59% of the leases executed during 1Q18 did not include concessions for free rent.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	21

Contractual Lease Expirations
March 31, 2018

Year	Number of Leases	RSF	Percentage of Occupied RSF	Annual Rental Revenue (per RSF)(1)	Percentage of Total Annual Rental Revenue
2018 (2)	73	984,083	4.9%	$41.91	4.4%
2019	90	1,395,878	7.0%	$39.42	5.8%
2020	108	1,762,000	8.8%	$37.95	7.1%
2021	89	1,694,342	8.5%	$41.97	7.5%
2022	86	1,526,328	7.6%	$44.93	7.2%
2023	62	1,983,398	9.9%	$42.82	9.0%
2024	31	1,410,528	7.0%	$48.61	7.2%
2025	28	814,573	4.1%	$50.79	4.4%
2026	19	778,993	3.9%	$45.61	3.7%
2027	25	1,845,581	9.2%	$44.47	8.7%
Thereafter	47	5,811,887	29.1%	$57.22	35.0%

Market	2018 Contractual Lease Expirations						Annual Rental Revenue (per RSF)(1)	2019 Contractual Lease Expirations						Annual Rental Revenue (per RSF)(1)
	Leased	Negotiating/ Anticipating	Targeted for Development/ Redevelopment		Remaining Expiring Leases	Total(2)		Leased	Negotiating/ Anticipating	Targeted for Development/ Redevelopment		Remaining Expiring Leases	Total

Greater Boston	55,761	37,492	—		109,145	202,398	$53.23	16,188	72,396	—		260,651	349,235	$51.09
San Francisco	19,988	—	321,971	(3)	65,637	407,596	35.26	22,882	—	—		183,814	206,696	45.01
New York City	15,517	577	—		42,015	58,109	N/A	—	—	—		7,601	7,601	N/A
San Diego	—	—	—		140,408	140,408	33.96	71,457	51,358	44,034	(4)	201,749	368,598	31.39
Seattle	2,468	—	—		6,272	8,740	52.56	—	—	—		212,010	212,010	43.91
Maryland	8,110	2,618	—		32,491	43,219	21.58	—	—	—		158,433	158,433	26.12
Research Triangle Park	—	15,800	—		33,203	49,003	23.77	—	—	—		40,604	40,604	20.66
Canada	12,450	5,952	—		45,063	63,465	19.83	—	—	—		2,238	2,238	17.01
Non-cluster markets	—	6,721	—		4,424	11,145	26.18	—	—	—		50,463	50,463	22.25
Total	114,294	69,160	321,971		478,658	984,083	$41.91	110,527	123,754	44,034		1,117,563	1,395,878	$39.42
Percentage of expiring leases	12%	7%	33%		48%	100%		8%	9%	3%		80%	100%

(1)	Represents amounts in effect as of 1Q18.

(2)	Excludes 22 month-to-month leases aggregating 50,686 RSF as of 1Q18.

(3)
Includes 195,000 RSF expiring at the beginning of 2Q18 at 960 Industrial Road, a recently acquired property located in our Greater Stanford submarket, where we are pursuing entitlements aggregating 500,000 RSF for a multi-building development. Also includes 126,971 RSF of office space targeted for redevelopment into office/laboratory space upon expiration of the existing lease at the end of 3Q18 at 681 Gateway Boulevard in our South San Francisco submarket, of which 60,963 RSF, or 48%, is pre-leased to another tenant. Concurrent with our redevelopment, we anticipate expanding 681 Gateway Boulevard by an additional 15,000 RSF to 30,000 RSF and expect initial occupancy in 2019.

(4)
Represents 44,034 RSF expiring in January 2019 at 4110 Campus Point Court, a recently acquired property in our University Town Center submarket, which we expect to redevelop into tech office or office/laboratory space.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	22

Top 20 Tenants
March 31, 2018
(Dollars in thousands, except market cap/private valuation)

88% of Top 20 Annual Rental Revenue from Investment-Grade or Large Cap Tenants

	Tenant	Remaining Lease Term in Years(1)		Aggregate RSF	Annual Rental Revenue(1)	Percentage of Aggregate Annual Rental Revenue(1)	Investment-Grade Ratings		Market Cap / Private Valuation (in billions)

							Moody’s	S&P
1	Illumina, Inc.	12.3		891,495	$34,859	3.7%	—	BBB	$34.5
2	Sanofi	9.6		514,450	30,527	3.2	A1	AA	$100.1
3	Takeda Pharmaceutical Company Ltd.	12.0		386,111	30,522	3.2	A1	A-	$41.0
4	Eli Lilly and Company	11.6		469,266	29,334	3.1	A2	AA-	$84.5
5	Bristol-Myers Squibb Company	9.8		460,050	29,330	3.1	A2	A+	$103.4
6	Celgene Corporation	8.3		614,082	28,881	3.0	Baa2	BBB+	$67.1
7	Novartis AG	8.8		367,995	28,119	3.0	Aa3	AA-	$190.8
8	Uber Technologies, Inc.	74.7	(2)	422,980	22,162	2.3	(3)	(3)	$69.6	(4)
9	New York University	12.4		209,224	20,718	2.2	Aa2	AA-	$—
10	bluebird bio, Inc.	8.9		262,261	20,093	2.1	—	—	$8.6
11	Stripe, Inc.	9.5		295,333	17,822	1.9	—	—	$9.2	(4)
12	Roche	3.9		343,861	17,597	1.9	Aa3	AA	$196.0
13	Amgen Inc.	6.0		407,369	16,838	1.8	Baa1	A	$122.8
14	Massachusetts Institute of Technology	7.2		256,126	16,729	1.8	Aaa	AAA	$—
15	United States Government	7.3		264,358	15,056	1.6	Aaa	AA+	$—
16	FibroGen, Inc.	5.6		234,249	14,198	1.5	—	—	$3.8
17	Facebook, Inc.	11.7		382,883	13,785	1.5	(3)	(3)	$444.6
18	Biogen Inc.	10.5		305,212	13,278	1.4	Baa1	A-	$57.5
19	Pinterest, Inc.	14.9		148,146	12,103	1.3	(3)	(3)	$12.3	(4)
20	Vertex Pharmaceuticals Incorporated	14.5		231,440	11,034	1.2	(3)	(3)	$41.4
	Total/weighted average	13.2	(3)	7,466,891	$422,985	44.8%

(1)	Based on aggregate annual rental revenue in effect as of 1Q18. See “Definitions and Reconciliations” on page 48 for our methodology on annual rental revenue for unconsolidated properties.

(2)
Represents a ground lease with Uber Technologies, Inc. at 1455 and 1515 Third Street in our Mission Bay/SoMa submarket. Excluding the ground lease, the weighted-average remaining lease term for our top 20 tenants was 9.8 years as of March 31, 2018.

(3)	Tenant with market capitalization or private valuation greater than $10 billion as of 1Q18.

(4)
We obtained the most recently reported private valuations as of 1Q18 from PitchBook Data, Inc., a comprehensive database that provides data on private capital markets, including venture capital, private equity, and M&A transactions.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	23

Summary of Properties and Occupancy
March 31, 2018
(Dollars in thousands, except per RSF amounts)

Summary of properties

Market	RSF					Number of Properties	Annual Rental Revenue
	Operating	Development	Redevelopment	Total	% of Total		Total	% of Total	Per RSF
Greater Boston	6,237,599	164,000	31,858	6,433,457	28%	54	$359,063	38%	$61.46
San Francisco	4,733,279	1,627,088	45,115	6,405,482	28	44	226,241	24	49.84
New York City	727,674	—	—	727,674	3	2	63,555	7	87.34
San Diego	4,349,106	—	163,648	4,512,754	20	56	160,620	16	38.79
Seattle	1,037,920	—	—	1,037,920	4	11	48,530	5	48.39
Maryland	2,101,195	—	103,225	2,204,420	10	30	52,633	5	26.29
Research Triangle Park	1,043,726	—	175,000	1,218,726	5	16	26,097	3	25.84
Canada	256,967	—	—	256,967	1	3	6,824	1	26.68
Non-cluster markets	268,689	—	—	268,689	1	6	5,455	1	25.73
North America	20,756,155	1,791,088	518,846	23,066,089	100%	222	$949,018	100%	$48.09
		2,309,934

Summary of occupancy

	Operating Properties			Operating and Redevelopment Properties
Market	3/31/18	12/31/17	3/31/17	3/31/18	12/31/17	3/31/17
Greater Boston	95.7%	96.6%	96.1%	95.2%	95.7%	96.1%
San Francisco	99.9	99.6	99.8	98.9	99.6	99.8
New York City	100.0	99.8	97.8	100.0	99.8	97.8
San Diego	95.2	94.5	91.0	91.7	90.9	87.3
Seattle	96.6	97.7	98.2	96.6	97.7	98.2
Maryland	95.7	95.2	92.6	91.2	93.2	92.6
Research Triangle Park	96.8	98.1	97.5	82.9	84.0	97.5
Subtotal	96.8	97.0	95.6	94.4	94.9	94.7
Canada	99.6	99.6	99.2	99.6	99.6	99.2
Non-cluster markets	78.9	78.4	88.4	78.9	78.4	88.4
North America	96.6%	96.8%	95.5%	94.3%	94.7%	94.7%

See “Definitions and Reconciliations” in our Supplemental Information for additional information.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	24

Property Listing
March 31, 2018
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total
Greater Boston
Cambridge/Inner Suburbs
Alexandria Center® at Kendall Square
50, 60, 75/125, and 100 Binney Street, 161 First Street, 215 First Street, 150 Second Street, 300 Third Street, and 11 Hurley Street	2,060,275	—	—	2,060,275	9	$140,136	97.0%	97.0%
225 Binney Street (consolidated joint venture – 30% ownership)	305,212	—	—	305,212	1	13,278	100.0	100.0
Alexandria Technology Square®	1,181,635	—	—	1,181,635	7	86,245	98.9	98.9
100, 200, 300, 400, 500, 600, and 700 Technology Square
Alexandria Center® at One Kendall Square	649,705	164,000	—	813,705	10	43,235	83.5	83.5
One Kendall Square – Buildings 100, 200, 300, 400, 500, 600/700, 1400, 1800, 2000, and 399 Binney Street
480 and 500 Arsenal Street	234,260	—	—	234,260	2	10,532	100.0	100.0
640 Memorial Drive	225,504	—	—	225,504	1	13,771	100.0	100.0
780 and 790 Memorial Drive	99,658	—	—	99,658	2	7,195	93.4	93.4
167 Sidney Street and 99 Erie Street	54,549	—	—	54,549	2	3,735	100.0	100.0
79/96 13th Street (Charlestown Navy Yard)	25,309	—	—	25,309	1	620	100.0	100.0
Cambridge/Inner Suburbs	4,836,107	164,000	—	5,000,107	35	318,747	96.1	96.1
Longwood Medical Area
360 Longwood Avenue (unconsolidated joint venture – 27.5% ownership)	210,709	—	—	210,709	1	3,942	83.8	83.8
Route 128
Alexandria Park at 128	343,882	—	—	343,882	8	10,478	95.6	95.6
3 and 6/8 Preston Court, 29, 35, and 44 Hartwell Avenue, 35 and 45/47 Wiggins Avenue, and 60 Westview Street
225, 266, and 275 Second Avenue	285,759	—	31,858	317,617	3	12,312	100.0	90.0
19 Presidential Way	144,892	—	—	144,892	1	4,311	80.5	80.5
100 Beaver Street	82,330	—	—	82,330	1	3,149	100.0	100.0
285 Bear Hill Road	26,270	—	—	26,270	1	1,167	100.0	100.0
Route 128	883,133	—	31,858	914,991	14	31,417	95.1	91.8
Route 495
111 and 130 Forbes Boulevard	155,846	—	—	155,846	2	1,543	100.0	100.0
20 Walkup Drive	91,045	—	—	91,045	1	649	100.0	100.0
30 Bearfoot Road	60,759	—	—	60,759	1	2,765	100.0	100.0
Route 495	307,650	—	—	307,650	4	4,957	100.0	100.0
Greater Boston	6,237,599	164,000	31,858	6,433,457	54	$359,063	95.7%	95.2%

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	25

Property Listing (continued)
March 31, 2018
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total
San Francisco
Mission Bay/SoMa
409 and 499 Illinois Street (consolidated joint venture – 60% ownership)	455,069	—	—	455,069	2	$28,677	100.0%	100.0%
1455 and 1515 Third Street	422,980	—	—	422,980	2	22,162	100.0	100.0
1655 and 1725 Third Street (unconsolidated joint venture – 10% ownership)	—	593,765	—	593,765	2	—	N/A	N/A
510 Townsend Street	295,333	—	—	295,333	1	17,822	100.0	100.0
88 Bluxome Street	232,470	—	—	232,470	1	3,813	100.0	100.0
455 Mission Bay Boulevard South	210,398	—	—	210,398	1	12,678	100.0	100.0
1500 Owens Street (consolidated joint venture – 50.1% ownership)	158,267	—	—	158,267	1	7,681	100.0	100.0
1700 Owens Street	157,340	—	—	157,340	1	10,971	100.0	100.0
505 Brannan Street (consolidated joint venture – 99.7% ownership)	148,146	—	—	148,146	1	12,103	100.0	100.0
Mission Bay/SoMa	2,080,003	593,765	—	2,673,768	12	115,907	100.0	100.0
South San Francisco
213, 249, 259, 269, and 279 East Grand Avenue	407,369	512,335	—	919,704	5	16,838	100.0	100.0
Alexandria Technology Center® – Gateway	619,037	—	—	619,037	7	28,725	99.1	99.1
600, 630, 650, 681, 701, 901, and 951 Gateway Boulevard
400 and 450 East Jamie Court	163,035	—	—	163,035	2	6,519	100.0	100.0
500 Forbes Boulevard	155,685	—	—	155,685	1	6,619	100.0	100.0
7000 Shoreline Court	136,395	—	—	136,395	1	5,433	100.0	100.0
341 and 343 Oyster Point Boulevard	107,960	—	—	107,960	2	4,479	100.0	100.0
849/863 Mitten Road/866 Malcolm Road	103,857	—	—	103,857	1	3,601	100.0	100.0
South San Francisco	1,693,338	512,335	—	2,205,673	19	72,214	99.7	99.7
Greater Stanford
Menlo Gateway (unconsolidated joint venture)(1)	251,995	520,988	—	772,983	3	4,718	100.0	100.0
100 Independence Drive and 125 and 135 Constitution Drive
Alexandria PARC	152,383	—	45,115	197,498	4	8,412	100.0	77.2
2100, 2200, 2300, and 2400 Geng Road
960 Industrial Road	195,000	—	—	195,000	1	4,875	100.0	100.0
2425 Garcia Avenue/2400/2450 Bayshore Parkway	99,208	—	—	99,208	1	4,257	100.0	100.0
3165 Porter Drive	91,644	—	—	91,644	1	3,885	100.0	100.0
1450 Page Mill Road	77,634	—	—	77,634	1	8,009	100.0	100.0
3350 West Bayshore Road	60,000	—	—	60,000	1	2,211	100.0	100.0
2625/2627/2631 Hanover Street	32,074	—	—	32,074	1	1,753	100.0	100.0
Greater Stanford	959,938	520,988	45,115	1,526,041	13	38,120	100.0	95.5
San Francisco	4,733,279	1,627,088	45,115	6,405,482	44	226,241	99.9	98.9

New York City
Manhattan
Alexandria Center® for Life Science – New York City	727,674	—	—	727,674	2	63,555	100.0	100.0
430 and 450 East 29th Street
New York City	727,674	—	—	727,674	2	$63,555	100.0%	100.0%

(1)	See page 42 of our Supplemental Information for additional information.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	26

Property Listing (continued)
March 31, 2018
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total
San Diego
Torrey Pines
ARE Spectrum	336,461	—	—	336,461	3	$17,502	100.0%	100.0%
3215 Merryfield Row and 3013 and 3033 Science Park Road
ARE Torrey Ridge	294,993	—	—	294,993	3	13,005	86.9	86.9
10578, 10614, and 10628 Science Center Drive
ARE Sunrise	236,635	—	—	236,635	3	8,790	99.8	99.8
10931/10933 and 10975 North Torrey Pines Road, 3010 Science Park Road, and 10996 Torreyana Road
ARE Nautilus	223,751	—	—	223,751	4	8,878	88.9	88.9
3530 and 3550 John Hopkins Court and 3535 and 3565 General Atomics Court
3545 Cray Court	116,556	—	—	116,556	1	4,827	100.0	100.0
11119 North Torrey Pines Road	72,506	—	—	72,506	1	3,409	100.0	100.0
Torrey Pines	1,280,902	—	—	1,280,902	15	56,411	95.0	95.0
University Town Center
Campus Pointe by Alexandria
10290 and 10300 Campus Point Drive and 4110 Campus Point Court (consolidated joint venture – 55% ownership)	798,799	—	—	798,799	3	32,236	95.7	95.7
5200 Illumina Way	792,687	—	—	792,687	6	28,795	100.0	100.0
ARE Towne Centre
9625 Towne Centre Drive (consolidated joint venture)(1)	—	—	163,648	163,648	1	—	N/A	—
9363, 9373, and 9393 Towne Centre Drive	140,398	—	—	140,398	3	3,164	90.9	90.9
ARE Esplanade	241,963	—	—	241,963	4	10,036	100.0	100.0
4755, 4757, and 4767 Nexus Center Drive and 4796 Executive Drive
University Town Center	1,973,847	—	163,648	2,137,495	17	74,231	97.6	90.1
Sorrento Mesa
Summers Ridge Science Park	316,531	—	—	316,531	4	10,843	100.0	100.0
9965, 9975, 9985, and 9995 Summers Ridge Road
5810/5820 and 6138/6150 Nancy Ridge Drive	138,970	—	—	138,970	2	3,950	100.0	100.0
10121 and 10151 Barnes Canyon Road	102,392	—	—	102,392	2	2,691	100.0	100.0
ARE Portola	101,857	—	—	101,857	3	2,057	71.7	71.7
6175, 6225, and 6275 Nancy Ridge Drive
7330 Carroll Road	66,244	—	—	66,244	1	2,431	100.0	100.0
5871 Oberlin Drive	33,817	—	—	33,817	1	832	86.8	86.8
Sorrento Mesa	759,811	—	—	759,811	13	22,804	95.6	95.6
Sorrento Valley
11025, 11035, 11045, 11055, 11065, and 11075 Roselle Street	121,655	—	—	121,655	6	2,223	74.6	74.6
3985, 4025, 4031, and 4045 Sorrento Valley Boulevard	103,111	—	—	103,111	4	1,979	68.0	68.0
Sorrento Valley	224,766	—	—	224,766	10	4,202	71.6	71.6
I-15 Corridor
13112 Evening Creek Drive	109,780	—	—	109,780	1	2,972	100.0	100.0
San Diego	4,349,106	—	163,648	4,512,754	56	$160,620	95.2%	91.7%
(1)	See page 42 of this Supplemental Information for additional information.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	27

Property Listing (continued)
March 31, 2018
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total
Seattle
Lake Union
400 Dexter Avenue North	290,111	—	—	290,111	1	$15,195	100.0%	100.0%
1201 and 1208 Eastlake Avenue East	203,369	—	—	203,369	2	8,748	100.0	100.0
1616 Eastlake Avenue East	168,708	—	—	168,708	1	8,294	94.0	94.0
1551 Eastlake Avenue East	117,482	—	—	117,482	1	4,828	100.0	100.0
199 East Blaine Street	115,084	—	—	115,084	1	6,197	100.0	100.0
219 Terry Avenue North	30,705	—	—	30,705	1	1,856	100.0	100.0
1600 Fairview Avenue East	27,991	—	—	27,991	1	1,124	100.0	100.0
Lake Union	953,450	—	—	953,450	8	46,242	98.9	98.9
Elliott Bay
3000/3018 Western Avenue	47,746	—	—	47,746	1	1,839	100.0	100.0
410 West Harrison Street and 410 Elliott Avenue West	36,724	—	—	36,724	2	449	32.1	32.1
Elliott Bay	84,470	—	—	84,470	3	2,288	70.5	70.5
Seattle	1,037,920	—	—	1,037,920	11	48,530	96.6	96.6

Maryland
Rockville
9800, 9900, and 9920 Medical Center Drive	341,169	—	45,039	386,208	6	13,214	100.0	88.3
1330 Piccard Drive	131,511	—	—	131,511	1	3,537	100.0	100.0
1500 and 1550 East Gude Drive	90,489	—	—	90,489	2	1,681	100.0	100.0
14920 and 15010 Broschart Road	86,703	—	—	86,703	2	2,045	91.9	91.9
1405 Research Boulevard	71,669	—	—	71,669	1	2,310	100.0	100.0
5 Research Place	63,852	—	—	63,852	1	2,396	100.0	100.0
12301 Parklawn Drive	49,185	—	—	49,185	1	1,329	100.0	100.0
5 Research Court	49,160	—	—	49,160	1	—	—	—
Rockville	883,738	—	45,039	928,777	15	26,512	93.6	89.1
Gaithersburg
Alexandria Technology Center® – Gaithersburg I	377,401	—	—	377,401	4	8,093	91.1	91.1
9 West Watkins Mill Road and 910, 930, and 940 Clopper Road
Alexandria Technology Center® – Gaithersburg II
708 Quince Orchard Road, 1300 Quince Orchard Boulevard, and 19, 20, and 22 Firstfield Road	237,137	—	—	237,137	5	6,299	100.0	100.0
704 Quince Orchard Road (unconsolidated joint venture – 56.8% ownership)	21,745	—	58,186	79,931	1	306	100.0	27.2
401 Professional Drive	63,154	—	—	63,154	1	1,509	100.0	100.0
950 Wind River Lane	50,000	—	—	50,000	1	1,082	100.0	100.0
620 Professional Drive	27,950	—	—	27,950	1	1,191	100.0	100.0
Gaithersburg	777,387	—	58,186	835,573	13	18,480	95.7	89.0
Beltsville
8000/9000/10000 Virginia Manor Road	191,884	—	—	191,884	1	2,503	100.0	100.0
Northern Virginia
14225 Newbrook Drive	248,186	—	—	248,186	1	5,138	100.0	100.0
Maryland	2,101,195	—	103,225	2,204,420	30	$52,633	95.7%	91.2%

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	28

Property Listing (continued)
March 31, 2018
(Dollars in thousands)

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total
Research Triangle Park
Research Triangle Park
Alexandria Technology Center® – Alston	186,870	—	—	186,870	3	$3,529	95.6%	95.6%
100, 800, and 801 Capitola Drive
Alexandria Center® for AgTech – RTP	—	—	175,000	175,000	1	—	N/A	—
5 Laboratory Drive
108/110/112/114 TW Alexander Drive	158,417	—	—	158,417	1	4,607	100.0	100.0
Alexandria Innovation Center® – Research Triangle Park	135,677	—	—	135,677	3	3,210	95.8	95.8
7010, 7020, and 7030 Kit Creek Road
6 Davis Drive	100,000	—	—	100,000	1	1,726	95.0	95.0
7 Triangle Drive	96,626	—	—	96,626	1	3,156	100.0	100.0
2525 East NC Highway 54	82,996	—	—	82,996	1	3,680	100.0	100.0
407 Davis Drive	81,956	—	—	81,956	1	1,644	100.0	100.0
601 Keystone Park Drive	77,395	—	—	77,395	1	1,379	100.0	100.0
6040 George Watts Hill Drive	61,547	—	—	61,547	1	2,148	100.0	100.0
5 Triangle Drive	32,120	—	—	32,120	1	479	54.2	54.2
6101 Quadrangle Drive	30,122	—	—	30,122	1	539	100.0	100.0
Research Triangle Park	1,043,726	—	175,000	1,218,726	16	26,097	96.8	82.9

Canada	256,967	—	—	256,967	3	6,824	99.6	99.6

Non-cluster markets	268,689	—	—	268,689	6	5,455	78.9	78.9

Total – North America	20,756,155	1,791,088	518,846	23,066,089	222	$949,018	96.6%	94.3%

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	29

Disciplined Management of Ground-Up Developments
March 31, 2018

Alexandria's Disciplined Management of Development Pipeline

10-Year Track Record of Solid Execution

RISK MITIGATION THROUGH PRE-LEASING[(1)]

Single Tenancy

100% Pre-leasing on 4.1M RSF

Multi-Tenancy

38% Pre-leasing on 2.8M RSF

PROJECTS THAT ATTRACT HIGH- QUALITY TENANTS[(1)]

78% of Annual Rental Revenue is from Investment-Grade or Large Cap Tenants[(2)]

CONSERVATIVE UNDERWRITING & STRONG EXECUTION[(3)]

2 Months Average Early Delivery

6.9% Average Initial Stabilized Cash Yield

(1)	Represents development commencements since January 1, 2008, comprised of 27 projects aggregating 6.9 million RSF.

(2)
Represents annualized rental revenue on ground-up developments commenced since January 1, 2008, from investment-grade rated tenants and/or tenants with market capitalization or private valuation greater than $10 billion as of 1Q18. See “Definitions and Reconciliations” in our Supplemental Information for additional information

(3)	Represents developments commenced and delivered since January 1, 2008, comprising 22 projects aggregating 5.2 million RSF.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	30

Investments in Real Estate
March 31, 2018
(Dollars in thousands)

	Investments in Real Estate	Square Feet
		Consolidated	Unconsolidated(1)	Total

Investments in real estate:
Rental properties	$11,468,444	20,293,451	462,704	20,756,155

New Class A development and redevelopment properties:
2018 deliveries undergoing construction	172,956	534,506	—	534,506

2019 deliveries:
Undergoing construction	235,120	602,489	1,172,939	1,775,428

Undergoing pre-construction	45,946	331,971	—	331,971

2019 deliveries		934,460	1,172,939	2,107,399

2020 deliveries undergoing pre-construction	178,090	908,000	—	908,000

New Class A development and redevelopment properties undergoing construction and pre-construction	632,112	2,376,966	1,172,939	3,549,905

Intermediate-term and future development projects:
Intermediate-term development projects	412,265	3,615,317	—	3,615,317
Future development projects	96,813	2,873,081	—	2,873,081
Portion of developable square feet that will replace existing RSF included in rental properties(2)	N/A	(554,441)	—	(554,441)
Intermediate-term and future development projects		5,933,957	—	5,933,957

Gross investments in real estate	12,609,634	28,604,374	1,635,643	30,240,017

Less: accumulated depreciation	(1,969,084)
Net investments in real estate – North America	10,640,550
Net investments in real estate – Asia	30,677
Investments in real estate	$10,671,227

(1)	Our share of the cost basis associated with unconsolidated square feet is classified in investments in unconsolidated real estate joint ventures in our consolidated balance sheets.

(2)	See footnote 1 on page 39.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	31

New Class A Development and Redevelopment Properties: Placed into Service in the Last 12 Months

March 31, 2018

100 Binney Street	266 and 275 Second Avenue	510 Townsend Street
Greater Boston/Cambridge	Greater Boston/Route 128	San Francisco/Mission Bay/SoMa
432,931 RSF	27,315 RSF	295,333 RSF
Bristol-Myers Squibb Company Facebook, Inc.	Visterra, Inc.	Stripe, Inc.

505 Brannan Street, Phase I	ARE Spectrum	5200 Illumina Way, Parking Structure	400 Dexter Avenue North
San Francisco/Mission Bay/SoMa	San Diego/Torrey Pines	San Diego/University Town Center	Seattle/Lake Union
148,146 RSF	336,461 RSF	N/A	290,111 RSF
Pinterest, Inc.	The Medicines Company Celgene Corporation Wellspring Biosciences LLC Vertex Pharmaceuticals Incorporated	Illumina, Inc.	Juno Therapeutics, Inc. ClubCorp Holdings, Inc.

RSF represents the cumulative RSF placed into service in the last 12 months.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	32

New Class A Development and Redevelopment Properties: Placed into Service in the Last 12 Months (continued)
March 31, 2018
(Dollars in thousands)

Property/Market/Submarket	Our Ownership Interest	Date Delivered	RSF Placed into Service						Total Project			Unlevered Yields
												Initial Stabilized	Initial Stabilized Cash Basis
			Prior to 4/1/17	2Q17	3Q17	4Q17	1Q18	Total	Leased	RSF	Investment
Consolidated development projects
100 Binney Street/Greater Boston/Cambridge	100%	Various	—	—	341,776	—	91,155	432,931	100%	432,931	$436,000	8.2%	7.4%
510 Townsend Street/San Francisco/ Mission Bay/SoMa	100%	10/31/17	—	—	—	295,333	—	295,333	100%	295,333	$226,000	7.9%	7.5%
505 Brannan Street, Phase I/San Francisco/Mission Bay/SoMa	99.7%	10/10/17	—	—	—	148,146	—	148,146	100%	148,146	$140,000	8.5%	7.2%
ARE Spectrum/San Diego/Torrey Pines	100%	Various	134,274	31,664	—	170,523	—	336,461	98%	336,461	$277,000	6.4%	6.2%
5200 Illumina Way, Parking Structure/San Diego/University Town Center	100%	5/15/17	—	N/A	—	—	—	N/A	100%	N/A	$60,000	7.0%	7.0%
400 Dexter Avenue North/Seattle/Lake Union	100%	Various	241,276	—	17,620	31,215	—	290,111	100%	290,111	$223,000	7.0%	7.1%

Consolidated redevelopment project
266 and 275 Second Avenue/Greater Boston/Route 128	100%	3/31/18	—	—	—	—	27,315	27,315	84%	203,757	$89,000	8.4%	7.1%
Total			375,550	31,664	359,396	645,217	118,470	1,530,297

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	33

New Class A Development and Redevelopment Properties: 2018 – 2020 Deliveries

March 31, 2018

399 Binney Street	266 and 275 Second Avenue	1655 and 1725 Third Street	213 East Grand Avenue
Greater Boston/Cambridge	Greater Boston/Route 128	San Francisco/Mission Bay/SoMa	San Francisco/South San Francisco
164,000 RSF	31,858 RSF	593,765 RSF	300,930 RSF
Rubius Therapeutics, Inc. Relay Therapeutics, Inc. Celsius Therapeutics, Inc. Multi-Tenant/Negotiating	Marketing	Uber Technologies, Inc.	Merck & Co., Inc.

279 East Grand Avenue	201 Haskins Way	681 Gateway Boulevard	Menlo Gateway
San Francisco/South San Francisco	San Francisco/South San Francisco	San Francisco/South San Francisco	San Francisco/Greater Stanford
211,405 RSF	280,000 RSF	126,971 RSF	520,988 RSF
Verily Life Sciences, LLC Multi-Tenant/Marketing	Multi-Tenant/Marketing	Twist Bioscience Corporation Multi-Tenant/Marketing	Facebook, Inc.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	34

New Class A Development and Redevelopment Properties: 2018 – 2020 Deliveries (continued)

March 31, 2018

825 and 835 Industrial Road	Alexandria PARC	9625 Towne Centre Drive	9880 Campus Point Drive
San Francisco/Greater Stanford	San Francisco/Greater Stanford	San Diego/University Town Center	San Diego/University Town Center
530,000 RSF	45,115 RSF	163,648 RSF	98,000 RSF
Multi-Tenant/Marketing	Multi-Tenant/Negotiating	Takeda Pharmaceutical Company Ltd.	Multi-Tenant/Marketing

1818 Fairview Avenue East	9900 Medical Center Drive	704 Quince Orchard Road	5 Laboratory Drive
Seattle/Lake Union	Maryland/Rockville	Maryland/Gaithersburg	Research Triangle Park/RTP
205,000 RSF	45,039 RSF	58,186 RSF	175,000 RSF
Multi-Tenant/Negotiating	Multi-Tenant/Negotiating	Multi-Tenant/Marketing	ELO Life Systems, Inc. Boragen, Inc. Indigo Ag, Inc. Multi-Tenant/Negotiating

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	35

New Class A Development and Redevelopment Properties: 2018 – 2020 Deliveries (continued)

March 31, 2018

Property/Market/Submarket	Dev/Redev	Project RSF			Percentage					Project Start	Occupancy(1)
		In Service	CIP	Total	Leased		Negotiating		Total		Initial	Stabilized
2018 deliveries: consolidated projects under construction
266 and 275 Second Avenue/Greater Boston/Route 128	Redev	171,899	31,858	203,757	84%		—%		84%	3Q17	1Q18	2018
5 Laboratory Drive/Research Triangle Park/RTP	Redev	—	175,000	175,000	34		6		40	2Q17	3Q18	2019
9625 Towne Centre Drive/San Diego/University Town Center(2)	Redev	—	163,648	163,648	100		—		100	3Q15	4Q18	2018
399 Binney Street/Greater Boston/Cambridge	Dev	—	164,000	164,000	75		14		89	4Q17	4Q18	2019
2018 deliveries undergoing construction		171,899	534,506	706,405	73%		5%		78%

2019 deliveries: consolidated projects under construction
213 East Grand Avenue/San Francisco/South San Francisco	Dev	—	300,930	300,930	100%		—%		100%	2Q17	1Q19	2019
9900 Medical Center Drive/Maryland/Rockville	Redev	—	45,039	45,039	—		58		58	3Q17	1Q19	2019
Alexandria PARC/San Francisco/Greater Stanford	Redev	152,383	45,115	197,498	77		23		100	1Q18	2Q19	2019
279 East Grand Avenue/San Francisco/South San Francisco	Dev	—	211,405	211,405	49		—		49	4Q17	2019	2020
		152,383	602,489	754,872	74		9		83

2019 deliveries: unconsolidated joint venture projects under construction(2)
704 Quince Orchard Road/Maryland/Gaithersburg	Redev	21,745	58,186	79,931	27		6		33	1Q18	1Q19	2020
Menlo Gateway/San Francisco/Greater Stanford	Dev	251,995	520,988	772,983	100		—		100	4Q17	4Q19	4Q19
1655 and 1725 Third Street/San Francisco/Mission Bay/SoMa	Dev	—	593,765	593,765	100		—		100	1Q18	4Q19	2019
		273,740	1,172,939	1,446,679	96		—		96
Total development and redevelopment projects undergoing construction		598,022	2,309,934	2,907,956

2019 deliveries: consolidated projects under pre-construction
681 Gateway Boulevard/San Francisco/South San Francisco(3)	Redev	—	126,971	126,971	48	(3)	—		48	4Q18	2019	TBD
1818 Fairview Avenue East/Seattle/Lake Union	Dev	—	205,000	205,000	—		26	(4)	26	TBD	2019	TBD
		—	331,971	331,971
2019 deliveries undergoing construction and pre-construction		426,123	2,107,399	2,533,522	79%		5%		84%

2020 deliveries: consolidated projects under pre-construction
825 and 835 Industrial Road/San Francisco/Greater Stanford	Dev	—	530,000	530,000
201 Haskins Way/San Francisco/South San Francisco	Dev	—	280,000	280,000
9880 Campus Point Drive/San Diego/University Town Center	Dev	—	98,000	98,000
2020 deliveries undergoing pre-construction		—	908,000	908,000

Total		598,022	3,549,905	4,147,927

(1)	Initial occupancy dates are subject to leasing and/or market conditions. Stabilized occupancy may vary depending on single tenancy versus multi-tenancy.

(2)	See page 42 of this Supplemental Information for additional information.

(3)
The building is 100% occupied through the end of 3Q18, after which we expect to redevelop the building from office to office/laboratory space and expand it by an additional 15,000 RSF to 30,000 RSF. We have executed a lease for 60,963 RSF, or 48% of the existing building RSF.

(4)	Represents an executed letter of intent with a high-quality public biotechnology tenant for 52,874 RSF, including an option to expand into 27,874 RSF.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	36

New Class A Development and Redevelopment Properties: 2018 – 2020 Deliveries (continued)
March 31, 2018
(Dollars in thousands)

	Our Ownership Interest			Cost to Complete			Unlevered Yields
Property/Market/Submarket		In Service	CIP	Construction Loan	ARE Funding	Total at Completion	Initial Stabilized	Initial Stabilized (Cash Basis)

2018 deliveries: consolidated projects under construction
266 and 275 Second Avenue/Greater Boston/Route 128	100%	$72,713	$9,336	$—	$6,951	$89,000	8.4%	7.1%
5 Laboratory Drive/Research Triangle Park/RTP	100%	—	18,926	—	43,574	62,500	7.7%	7.6%
9625 Towne Centre Drive/San Diego/University Town Center(1)	54.7%	—	45,758	—	47,242	93,000	7.0%	7.0%
399 Binney Street/Greater Boston/Cambridge	100%	—	98,936	—	75,064	174,000	7.3%	6.7%
2018 deliveries undergoing construction		72,713	172,956	—	172,831	418,500

2019 deliveries: consolidated projects under construction
213 East Grand Avenue/San Francisco/South San Francisco	100%	—	136,977	—	123,023	260,000	7.2%	6.4%
9900 Medical Center Drive/Maryland/Rockville	100%	—	8,040	—	6,260	14,300	8.4%	8.4%
Alexandria PARC/San Francisco/Greater Stanford	100%	97,550	29,216	—	TBD
279 East Grand Avenue/San Francisco/South San Francisco	100%	—	60,887	—

		97,550	235,120	—	TBD	TBD

2019 deliveries: unconsolidated joint venture projects under construction(1)
(Amounts represent our share)
704 Quince Orchard Road/Maryland/Gaithersburg	56.8%	1,393	3,085	7,938	TBD
Menlo Gateway/San Francisco/Greater Stanford	25.2%	64,880	58,782	117,398	188,940	430,000	6.9%	6.3%
1655 and 1725 Third Street/San Francisco/Mission Bay/SoMa	10%	—	36,060	33,280	8,660	78,000	7.8%	6.0%
		66,273	97,927	158,616	TBD	TBD

2019 deliveries: consolidated projects under pre-construction
681 Gateway Boulevard/San Francisco/South San Francisco	100%	—	—	TBD
1818 Fairview Avenue East/Seattle/Lake Union	100%	—	45,946
		—	45,946
2019 deliveries undergoing construction and pre-construction		163,823	378,993

2020 deliveries: consolidated projects under pre-construction
825 and 835 Industrial Road/San Francisco/Greater Stanford	100%	—	94,075	TBD
201 Haskins Way/San Francisco/South San Francisco	100%	—	40,883
9880 Campus Point Drive/San Diego/University Town Center	100%	—	43,132
2020 deliveries undergoing pre-construction		—	178,090

Total		$236,536	$730,039

(1)	See page 42 of this Supplemental Information for additional information.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	37

New Class A Development and Redevelopment Properties: Intermediate-Term Development Projects
March 31, 2018

325 Binney Street	88 Bluxome Street	505 Brannan Street, Phase II	960 Industrial Road	Alexandria Center® for Life Science
Greater Boston/Cambridge	San Francisco/Mission Bay/SoMa	San Francisco/Mission Bay/SoMa	San Francisco/Greater Stanford	New York City/Manhattan
208,965 RSF	1,070,925 RSF	165,000 RSF	500,000 RSF	420,000 RSF

5200 Illumina Way	Campus Point Drive	1150 Eastlake Avenue East	1165/1166 Eastlake Avenue East	9800 Medical Center Drive
San Diego/University Town Center	San Diego/University Town Center	Seattle/Lake Union	Seattle/Lake Union	Maryland/Rockville
386,044 RSF	318,383 RSF	260,000 RSF	106,000 RSF	180,000 RSF

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	38

New Class A Development and Redevelopment Properties: Summary of Pipeline
March 31, 2018
(Dollars in thousands)

Property/Submarket	Our Ownership Interest	Book Value		Square Footage
					Development Projects
				Undergoing Construction	Near-Term Projects Undergoing Marketing and Pre-Construction	Intermediate- Term Development		Future Development	Total(1)
Greater Boston
Undergoing construction
266 and 275 Second Avenue/Route 128	100%	$9,336		31,858	—	—		—	31,858
399 Binney Street (Alexandria Center® at One Kendall Square)	100%	98,936		164,000	—	—		—	164,000
Intermediate-term development
325 Binney Street/Cambridge	100%	89,637		—	—	208,965		—	208,965
Future development
Alexandria Technology Square®/Cambridge	100%	7,787		—	—	—		100,000	100,000
Other future projects	100%	7,612		—	—	—		405,599	405,599
		213,308		195,858	—	208,965		505,599	910,422
San Francisco
Undergoing construction
213 East Grand Avenue/South San Francisco	100%	136,977		300,930	—	—		—	300,930
279 East Grand Avenue/South San Francisco	100%	60,887		211,405	—	—		—	211,405
1655 and 1725 Third Street/Mission Bay/SoMa	10%	—	(2)	593,765	—	—		—	593,765
Menlo Gateway/Greater Stanford	25.2%	—	(2)	520,988	—	—		—	520,988
Alexandria PARC/Greater Stanford	100%	29,216		45,115	—	—		—	45,115
Near-term projects undergoing marketing and pre-construction
825 and 835 Industrial Road/Greater Stanford	100%	94,075		—	530,000	—		—	530,000
201 Haskins Way/South San Francisco	100%	40,883		—	280,000	—		—	280,000
681 Gateway Boulevard/South San Francisco(3)	100%	—		—	126,971	—		—	126,971
Intermediate-term development
88 Bluxome Street/Mission Bay/SoMa	100%	164,966		—	—	1,070,925	(1)	—	1,070,925
505 Brannan Street, Phase II/Mission Bay/SoMa	99.7%	15,879		—	—	165,000		—	165,000
960 Industrial Road/Greater Stanford	100%	70,636		—	—	500,000	(1)	—	500,000
Future development
East Grand Avenue/South San Francisco	100%	5,988		—	—	—		90,000	90,000
Other future projects	100%	356		—	—	—		95,620	95,620
		619,863		1,672,203	936,971	1,735,925		185,620	4,530,719
New York City
Alexandria Center® for Life Science/Manhattan	100%	—		—	—	420,000		—	420,000
		$—		—	—	420,000		—	420,000
(1)    Represents total square footage upon completion of development of a new Class A property. RSF presented includes RSF of a building currently in operation that will be demolished upon commencement of construction.
(2)    This property is an unconsolidated real estate joint venture. See our share of the investment in real estate on page 42 of this Supplemental Information.
(3)    See page 36 of this Supplemental Information for additional information on our near-term redevelopment opportunity at this property.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	39

New Class A Development and Redevelopment Properties: Summary of Pipeline (continued)
March 31, 2018
(Dollars in thousands)

Property/Submarket	Our Ownership Interest	Book Value		Square Footage
					Development Projects
				Undergoing Construction	Near-Term Projects Undergoing Marketing and Pre-Construction	Intermediate- Term Development		Future Development	Total(1)
San Diego
Undergoing construction
9625 Towne Centre Drive/University Town Center	54.7%	$45,758		163,648	—	—		—	163,648
Near-term projects undergoing marketing and pre-construction
9880 Campus Point Drive/University Town Center	100%	43,132		—	98,000	—		—	98,000
Intermediate-term development
5200 Illumina Way/University Town Center	100%	11,814		—	—	386,044		—	386,044
Campus Point Drive/University Town Center	55%	15,216		—	—	318,383		—	318,383
Future development
Vista Wateridge/Sorrento Mesa	100%	4,021		—	—	—		163,000	163,000
Other future projects	100%	30,717		—	—	—		309,895	309,895
		150,658		163,648	98,000	704,427		472,895	1,438,970
Seattle
Near-term projects undergoing marketing and pre-construction
1818 Fairview Avenue East/Lake Union	100%	45,946		—	205,000	—		—	205,000
Intermediate-term development
1150 Eastlake Avenue East/Lake Union	100%	19,704		—	—	260,000		—	260,000
1165/1166 Eastlake Avenue East/Lake Union	100%	15,612		—	—	106,000	—	—	106,000
		81,262		—	205,000	366,000		—	571,000
Maryland
Undergoing construction
9900 Medical Center Drive/Rockville	100%	8,040		45,039	—	—		—	45,039
704 Quince Orchard Road/Gaithersburg	56.8%	—	(2)	58,186	—	—		—	58,186
Intermediate-term development
9800 Medical Center Drive/Rockville	100%	8,801		—	—	180,000		—	180,000
Future development
Other future projects	100%	4,034		—	—	—		61,000	61,000
		20,875		103,225	—	180,000		61,000	344,225
Research Triangle Park
Undergoing construction
5 Laboratory Drive/Research Triangle Park	100%	18,926		175,000	—	—		—	175,000
Future development
6 Davis Drive/Research Triangle Park	100%	16,773		—	—	—		1,000,000	1,000,000
Other future projects	100%	4,149		—	—	—		76,262	76,262
		39,848		175,000	—	—		1,076,262	1,251,262
Non-cluster markets – other future projects	100%	15,376		—	—	—		571,705	571,705
		$1,141,190		2,309,934	1,239,971	3,615,317		2,873,081	10,038,303

(1)
Represents total square footage upon completion of development of a new Class A property. RSF presented includes RSF of a building currently in operation that will be demolished upon commencement of construction.

(2)	This property is an unconsolidated real estate joint venture. See our share of the investment in real estate is on page 42 of our Supplemental Information.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	40

Construction Spending
March 31, 2018
(Dollars in thousands, except per RSF amounts)

Construction Spending	Three Months Ended March 31, 2018
Additions to real estate – consolidated projects	$206,404
Investments in unconsolidated real estate joint ventures	22,325
Construction spending (cash basis)(1)	228,729
Increase in accrued construction	19,565
Construction spending	$248,294

Projected Construction Spending	Year Ending December 31, 2018
Development and redevelopment projects	$632,000
Investments in unconsolidated real estate joint ventures	110,000
Contributions from noncontrolling interests (consolidated real estate joint ventures)	(28,000)
Generic laboratory infrastructure/building improvement projects	117,000	(2)
Non-revenue-enhancing capital expenditures and tenant improvements	20,000
Projected construction spending for nine months ending December 31, 2018	851,000
Actual construction spending for three months ended March 31, 2018	248,294
Guidance range	$1,050,000	–	$1,150,000

Non-Revenue-Enhancing Capital Expenditures(3)	Three Months Ended March 31, 2018			Recent Average per RSF(4)
	Amount	Per RSF
Non-revenue-enhancing capital expenditures	$2,625	$0.13		$0.51

Tenant improvements and leasing costs:
Re-tenanted space	$2,753	$20.98		$19.30
Renewal space	83	0.81	(5)	11.16
Total tenant improvements and leasing costs/weighted average	$2,836	$12.09		$13.99

(1)	Includes revenue-enhancing projects and non-revenue-enhancing capital expenditures.

(2)
Includes $10 million to $15 million of projected construction spending in 2018, related to the development of a new 98,000 RSF Class A office/laboratory property at 9880 Campus Point Drive in our University Town Center submarket.

(3)	Excludes amounts that are recoverable from tenants, revenue enhancing, or related to properties that have undergone redevelopment.

(4)	Represents the average for the five years ended December 31, 2017, and 1Q18.

(5)
Decrease from prior year primarily related to lower volume of leasing on spaces renewed during 1Q18. We expect tenant improvement and leasing costs incurred during 2018 to be consistent with prior year.

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Joint Venture Financial Information
March 31, 2018
(Dollars in thousands)

Consolidated Real Estate Joint Ventures (controlled by us through contractual rights or majority voting rights)			Unconsolidated Real Estate Joint Ventures (controlled jointly or by our JV partners through contractual rights or majority voting rights)
Property/Market/Submarket	Noncontrolling Interest Share(1)		Property/Market/Submarket	Our Ownership Share
225 Binney Street/Greater Boston/Cambridge	70.0%		360 Longwood Avenue/Greater Boston/Longwood Medical Area	27.5%
409 and 499 Illinois Street/San Francisco/Mission Bay/SoMa	40.0%		1655 and 1725 Third Street/San Francisco/Mission Bay/SoMa	10.0%
1500 Owens Street/San Francisco/Mission Bay/SoMa	49.9%		Menlo Gateway/San Francisco/Greater Stanford	25.2%	(2)
Campus Pointe by Alexandria/San Diego/University Town Center	45.0%		1401/1413 Research Boulevard/Maryland/Rockville	65.0%	(3)
9625 Towne Centre Drive/San Diego/University Town Center	45.3%	(4)	704 Quince Orchard Road/Maryland/Gaithersburg	56.8%	(3)

	March 31, 2018
	Noncontrolling Interest Share of Consolidated Real Estate JVs	Our Share of Unconsolidated Real Estate JVs
Investments in real estate	$509,536	$225,240
Cash and cash equivalents	21,373	4,193
Restricted cash	—	1,139
Other assets	33,229	20,029
Secured notes payable (see page 47)	—	(68,194)
Other liabilities	(25,388)	(12,542)
Redeemable noncontrolling interests	(10,212)	—
	$528,538	$169,865

	Three months ended March 31, 2018
	Noncontrolling Interest Share of Consolidated Real Estate JVs	Our Share of Unconsolidated Real Estate JVs
Total revenues	$13,491	$2,461
Rental operations	(3,903)	(416)
	9,588	2,045
General and administrative	(47)	(25)
Interest	—	(232)
Depreciation and amortization	(3,867)	(644)
	$5,674	$1,144

(1)	In addition to the consolidated real estate joint ventures listed, various partners hold insignificant noncontrolling interests in three other properties in North America.

(2)	As of 1Q18, we have an ownership interest in Menlo Gateway of 25.2% and expect our ownership to increase to 49% through future funding of construction costs by 1Q19.

(3)	Represents our ownership interest; our voting interest is limited to 50%.

(4)	As of 1Q18, our partner’s ownership interest is 45.3% and is expected to increase to 49.9% by the end of 2Q18 through additional capital contributions to fund construction.

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Investments
March 31, 2018
(Dollars in thousands)

Adoption of new accounting standard on financial instruments

On January 1, 2018, we adopted a new accounting standard which requires us, on a prospective basis, to present our equity investments at fair value whenever fair value is readily available or observable. In 1Q18, we recognized within earnings approximately $72 million of unrealized gains from changes in fair value of investments in publicly traded companies and investments in privately held entities without readily determinable fair values. See “Definitions and Reconciliations” on page 50 for information related to our adoption of this new accounting standard.

Public/Private Mix (Cost)	Tenant/Non-Tenant Mix (Cost)	272

Holdings

$1.9M

Average Investment Cost

1Q18 Investment Income	As of March 31, 2018	Cost	Unrealized Gains		Total

$14M(1)
Realized Gains
$72M
Unrealized Gains
Result of New Accounting Standard
$86M
Total

	Publicly traded companies	$67,801	$95,870		$163,671
	Privately held entities without readily determinable fair values:

	Entities that report NAV	159,231	106,235	(2)	265,466
	Entities that do not report NAV:
	Entities with observable price changes since 1/1/18	23,491	11,043	(3)	34,534
	Entities without observable price changes since 1/1/18	260,639	—		260,639

	Total	$511,162	$213,148		$724,310

	As of December 31, 2017	Cost	Unrealized Gains		Total
	Publicly traded companies	$59,740	$49,771		$109,511
	Privately held entities without readily determinable fair values:
	Entities that report NAV	148,627	N/A		148,627
	Entities that do not report NAV	265,116	N/A		265,116

	Total	$473,483	$49,771		$523,254

(1)	Includes an $8.3 million gain related to one publicly traded non-real estate investment in a life science entity.

(2)
Represents fair value adjustments (using reported NAV per share as a practical expedient to fair value) for our limited partnership investments. See definition for “Investments” on page 50 for additional information on NAV as a practical expedient.

(3)
Represents fair value adjustments for seven private investments that had observable price changes during 1Q18. See definition for “Investments” on page 50 for additional information on observable price changes.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	43

Key Credit Metrics
March 31, 2018

Net Debt to Adjusted EBITDA(1)	Net Debt and Preferred Stock to Adjusted EBITDA(1)

Fixed-Charge Coverage Ratio(1)	Liquidity(2)

	$2.3B

	(in millions)
	Availability under our $1.65 billion unsecured senior line of credit	$1,160
	Outstanding forward equity sales agreements	714
	Cash, cash equivalents, and restricted cash	259
	Investments in publicly traded companies	163
	Remaining construction loan commitments	19
		$2,315

(1)	Quarter annualized.

(2)	As of 1Q18.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	44

Summary of Debt
March 31, 2018

Debt maturities chart
(In millions)

(1)
Includes our secured construction loan for our property at 50 and 60 Binney Street in our Cambridge submarket with aggregate commitments of $350.0 million. We have two one-year options to extend the stated maturity date to January 28, 2021, subject to certain conditions. Our sources and uses guidance on page 5 assumes repayment of our 2019 unsecured senior bank term loan amounts aggregating $200.0 million in 2018.

Fixed-rate/hedged and unhedged variable-rate debt
(Dollars in thousands)

	Fixed-Rate/Hedged Variable-Rate Debt	Unhedged Variable-Rate Debt		Total	Percentage	Weighted-Average
						Interest Rate(1)	Remaining Term (in years)

Secured notes payable	$444,228	$331,461		$775,689	14.9%	4.08%	3.0
Unsecured senior notes payable	3,396,912	—		3,396,912	65.2	4.06	6.6
$1.65 billion unsecured senior line of credit	50,000	440,000		490,000	9.4	2.53	3.6
2019 Unsecured Senior Bank Term Loan	199,622	—		199,622	3.8	2.77	0.8
2021 Unsecured Senior Bank Term Loan	348,575	—		348,575	6.7	2.56	2.8
Total/weighted average	$4,439,337	$771,461		$5,210,798	100.0%	3.77%	5.3
Percentage of total debt	85%	15%	(2)	100%

(1)
Represents the weighted-average interest rate as of the end of the applicable period, including expense/income related to our interest rate hedge agreements, amortization of loan fees, amortization of debt premiums (discounts), and other bank fees.

(2)	Our key credit metrics guidance assumes the reduction of our unhedged variable-rate debt to 5% in by 4Q18.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	45

Summary of Debt (continued)
March 31, 2018
(Dollars in thousands)

Debt	Stated Rate	Interest Rate(1)	Maturity Date(2)		Principal Payments Remaining for the Periods Ending December 31,						Principal	Unamortized (Deferred Financing Cost), (Discount)/Premium	Total
					2018	2019	2020	2021	2022	Thereafter
Secured notes payable
Greater Boston	L+1.50%	3.36%	1/28/19	(3)	$—	$331,461	$—	$—	$—	$—	$331,461	$(998)	$330,463
Greater Boston, San Diego, Seattle, and Maryland	7.75%	8.12	4/1/20		1,499	2,138	104,352	—	—	—	107,989	(668)	107,321
San Diego	4.66%	4.90	1/1/23		1,078	1,686	1,762	1,852	1,942	26,259	34,579	(313)	34,266
Greater Boston	3.93%	3.19	3/10/23		1,091	1,505	1,566	1,628	1,693	74,517	82,000	2,697	84,697
Greater Boston	4.82%	3.39	2/6/24		2,178	3,078	3,204	3,392	3,561	187,281	202,694	15,475	218,169
San Francisco	6.50%	6.67	7/1/36		22	23	25	26	28	649	773	—	773
Secured debt weighted-average interest rate/subtotal	4.51%	4.08			5,868	339,891	110,909	6,898	7,224	288,706	759,496	16,193	775,689

2019 Unsecured Senior Bank Term Loan	L+1.20%	2.77	1/3/19		—	200,000	—	—	—	—	200,000	(378)	199,622
2021 Unsecured Senior Bank Term Loan	L+1.10%	2.56	1/15/21		—	—	—	350,000	—	—	350,000	(1,425)	348,575
$1.65 billion unsecured senior line of credit	L+1.00%	2.53	10/29/21		—	—	—	490,000	—	—	490,000	—	490,000
Unsecured senior notes payable	2.75%	2.96	1/15/20		—	—	400,000	—	—	—	400,000	(1,432)	398,568
Unsecured senior notes payable	4.60%	4.74	4/1/22		—	—	—	—	550,000	—	550,000	(2,600)	547,400
Unsecured senior notes payable	3.90%	4.04	6/15/23		—	—	—	—	—	500,000	500,000	(3,091)	496,909
Unsecured senior notes payable	3.45%	3.63	4/30/25		—	—	—	—	—	600,000	600,000	(6,167)	593,833
Unsecured senior notes payable	4.30%	4.51	1/15/26		—	—	—	—	—	300,000	300,000	(3,765)	296,235
Unsecured senior notes payable	3.95%	4.14	1/15/27		—	—	—	—	—	350,000	350,000	(4,398)	345,602
Unsecured senior notes payable	3.95%	4.09	1/15/28		—	—	—	—	—	425,000	425,000	(4,128)	420,872
Unsecured senior notes payable	4.50%	4.61	7/30/29		—	—	—	—	—	300,000	300,000	(2,507)	297,493
Unsecured debt weighted average/subtotal		3.72			—	200,000	400,000	840,000	550,000	2,475,000	4,465,000	(29,891)	4,435,109
Weighted-average interest rate/total		3.77%			$5,868	$539,891	$510,909	$846,898	$557,224	$2,763,706	$5,224,496	$(13,698)	$5,210,798

Balloon payments					$—	$531,461	$503,979	$840,000	$550,000	$2,758,724	$5,184,164	$—	$5,184,164
Principal amortization					5,868	8,430	6,930	6,898	7,224	4,982	40,332	(13,698)	26,634
Total debt					$5,868	$539,891	$510,909	$846,898	$557,224	$2,763,706	$5,224,496	$(13,698)	$5,210,798

Fixed-rate/hedged variable-rate debt					$5,868	$208,430	$510,909	$406,898	$557,224	$2,763,706	$4,453,035	$(13,698)	$4,439,337
Unhedged variable-rate debt					—	331,461	—	440,000	—	—	771,461	—	771,461
Total debt					$5,868	$539,891	$510,909	$846,898	$557,224	$2,763,706	$5,224,496	$(13,698)	$5,210,798

(1)
Represents the weighted-average interest rate as of the end of the applicable period, including expense/income related to our interest rate hedge agreements, amortization of loan fees, amortization of debt premiums (discounts), and other bank fees.

(2)	Reflects any extension options that we control.

(3)
Secured construction loan for our property at 50 and 60 Binney Street in our Cambridge submarket with aggregate commitments of $350.0 million. We have two one-year options to extend the stated maturity date to January 28, 2021, subject to certain conditions. As of 1Q18, the aggregate remaining commitments were $18.5 million.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	46

Summary of Debt (continued)
March 31, 2018
(Dollars in thousands)

Unconsolidated real estate joint ventures’ debt
							100% at JV Level
Unconsolidated Joint Venture	Our Share		Initial Maturity Date	Extension Option Maturity Date(1)	Stated Interest Rate(2)	Interest Rate(2)(3)	Debt Balance(4)	Remaining Commitments
360 Longwood Avenue	27.5%		9/1/22	9/1/24	3.32%	3.61%	$94,091	$17,000	(5)
1655 and 1725 Third Street	10.0%		6/29/21	6/29/24	L+3.70%	4.82%	42,197	332,803
Menlo Gateway, Phase I	25.2%	(6)	3/1/19	3/3/20	L+2.50%	4.11%	124,382	23,454
1401/1413 Research Boulevard	65.0%		5/17/20	7/1/20	L+2.50%	5.11%	9,784	14,733
704 Quince Orchard Road	56.8%		3/16/23	N/A	L+1.95%	4.26%	836	13,979
							$271,290	$401,969
Loan closed in April 2018
Menlo Gateway, Phase II	25.2%	(6)	5/1/35	N/A	4.53%	N/A	$—	$157,270

(1)	Reflects extension options that exist, which may be subject to certain conditions.

(2)	For acquired loans, interest rate includes adjustments to reflect our effective borrowing costs at the time of acquisition.

(3)	Represents interest rate, including interest expense and amortization of loan fees and discount/premium as of 1Q18.

(4)	Represents outstanding principal, net of unamortized deferred financing costs and discount/premium.

(5)	The remaining loan commitment balance excludes an earn-out advance provision that allows for incremental borrowings up to $48.0 million, subject to certain conditions.

(6)	See page 42 of this Supplemental Information for additional information.

Debt covenants
Debt Covenant Ratios(1)	Unsecured Senior Notes Payable		$1.65 Billion Unsecured Senior Line of Credit and Unsecured Senior Bank Term Loans
	Requirement	March 31, 2018	Requirement	March 31, 2018
Total Debt to Total Assets	≤ 60%	36%	≤ 60.0%	29.6%
Secured Debt to Total Assets	≤ 40%	5%	≤ 45.0%	4.4%
Consolidated EBITDA to Interest Expense	≥ 1.5x	5.7x	≥ 1.50x	4.07x
Unencumbered Total Asset Value to Unsecured Debt	≥ 150%	266%	N/A	N/A
Unsecured Leverage Ratio	N/A	N/A	≤ 60.0%	32.7%
Unsecured Interest Coverage Ratio	N/A	N/A	≥ 1.50x	6.70x

(1)	All covenant ratio titles utilize terms as defined in the respective debt agreements; therefore, EBITDA is not calculated under the definition set forth by the SEC in Exchange Act Release No. 47226.

Interest rate swap agreements
Effective Date	Maturity Date	Number of Contracts	Weighted-Average Interest Pay Rate(1)	Fair Value as of 3/31/18	Notional Amount in Effect as of
					3/31/18	12/31/18	12/31/19
March 29, 2018	March 31, 2019	8	1.16%	$5,813	$600,000	$600,000	$—
March 29, 2019	March 31, 2020	1	1.89%	648	—	—	100,000
Total				$6,461	$600,000	$600,000	$100,000

(1)
In addition to the interest pay rate for each swap agreement, interest is payable at an applicable margin over LIBOR for borrowings outstanding as of 1Q18, as listed under the column heading “Stated Rate” in our summary table of outstanding indebtedness and respective principal payments on the previous page.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2018	47

Definitions and Reconciliations
March 31, 2018

This section contains additional information for sections throughout this Supplemental Information package, as well as explanations and reconciliations of certain non-GAAP financial measures and the reasons why we use these supplemental measures of performance and believe they provide useful information to investors. Additional detail can be found in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as other documents filed with or furnished to the SEC from time to time.

Adjusted EBITDA and Adjusted EBITDA margins

The following table reconciles net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA:

	Three Months Ended
(Dollars in thousands)	3/31/18	12/31/17		9/30/17	6/30/17		3/31/17
Net income	$141,518	$45,607		$59,546	$41,496		$47,555
Interest expense	36,915	36,082		31,031	31,748		29,784
Income taxes	940	1,398		1,305	1,333		767
Depreciation and amortization	114,219	107,714		107,788	104,098		97,183
Stock compensation expense	7,248	6,961		7,893	5,504		5,252
Loss on early extinguishment of debt	—	2,781		—	—		670
Gain on sales of real estate – rental properties	—	—		—	—		(270)
Our share of gain on sales of real estate from unconsolidated real estate JVs	—	—		(14,106)	—		—
Gain on sales of real estate – land parcels	—	—		—	(111)		—
Unrealized gain on non-real estate investments	(72,229)	—		—	—		—
Impairment of real estate and non-real estate investments	—	3,805		—	4,694		—
Adjusted EBITDA	$228,611	$204,348		$193,457	$188,762		$180,941

Revenues, as adjusted(1)	$333,471	$302,596	(2)	$285,370	$277,550	(2)	$270,877

Adjusted EBITDA margins	69%	68%		68%	68%		67%

(1)
Revenues, as adjusted, includes realized gains or losses on non-real estate investments. We use revenues, as adjusted, in our calculation of Adjusted EBITDA margin. We believe using revenues, as adjusted, provides a more accurate Adjusted EBITDA margin calculation.

(2)
Excludes impairment charges aggregating $4.5 million and $3.8 million, primarily related to three non-real estate investments, during 2Q17 and 4Q17, respectively. We believe excluding impairment of non-real estate investments improves the comparability of the Adjusted EBITDA margins from period to period.

We use Adjusted EBITDA as a supplemental performance measure of our operations, for financial and operational decision making, and as a supplemental or additional means of evaluating period-to-period comparisons on a consistent basis. Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation, and amortization (“EBITDA”), excluding stock compensation expense, gains or losses on early extinguishment of debt, gains or losses on sales of real estate and land parcels, unrealized gains or losses on non-real estate investments, and impairments.

We believe Adjusted EBITDA provides investors with relevant and useful information, as it allows investors to evaluate our operating performance without having to account for differences recognized because of real estate investment and disposition decisions, financing decisions, capital structure, capital market transactions, and variances resulting from the volatility of market conditions outside of our control. For example, we exclude gains or losses on the early extinguishment of debt to allow investors to measure our performance independent of our capital structure and indebtedness. We believe that adjusting for the effects of impairments and gains or losses on sales of real estate allows investors to evaluate performance from period to period on a consistent basis without having to account for differences recognized because of real estate investment and disposition decisions. We believe that excluding charges related to share-based compensation and unrealized gains or losses on non-real estate investments facilitates a comparison of our operations across periods without the variances caused by the volatility of the amounts (which depends on market forces outside our control). Adjusted EBITDA has limitations as a measure of our performance. Adjusted EBITDA does not reflect our historical cash expenditures or future cash requirements for capital expenditures or contractual commitments. While Adjusted EBITDA is a relevant measure of performance, it does not represent net income or cash flows from operations calculated and presented in accordance with GAAP, and it should not be considered as an alternative to those indicators in evaluating performance or liquidity.

Annual rental revenue

Annual rental revenue represents the annualized fixed base rental amount, in effect as of the end of the period, related to our operating RSF. Annual rental revenue is presented using 100% of the annual rental revenue of our consolidated properties and our share of annual rental revenue for our unconsolidated real estate joint ventures. Annual rental revenue per RSF is computed by dividing annual rental revenue by the sum of 100% of the RSF of our consolidated properties and our share of the RSF of properties held in unconsolidated real estate joint ventures. As of March 31, 2018, approximately 97% of our leases (on an RSF basis) were triple net leases, which require tenants to pay substantially all real estate taxes, insurance, utilities, common area expenses, and other operating expenses (including increases thereto) in addition to base rent. Annual rental revenue excludes these operating expenses recovered from our tenants. Amounts recovered from our tenants related to these operating expenses are classified in tenant recoveries in our consolidated statements of income.

Cash interest

Cash interest is equal to interest expense calculated in accordance with GAAP plus capitalized interest, less amortization of loan fees and debt premiums/discounts. See definition of fixed-charge coverage ratio for a reconciliation of interest expense, the most directly comparable financial measure calculated and presented in accordance with GAAP, to cash interest.

Class A properties and AAA locations

Class A properties are properties clustered in AAA locations that provide innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Class A properties generally command higher annual rental rates than other classes of similar properties.

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Definitions and Reconciliations (continued)
March 31, 2018

AAA locations are in close proximity to concentrations of specialized skills, knowledge, institutions, and related businesses. Such locations are generally characterized by high barriers to entry for new landlords, high barriers to exit for tenants, and a limited supply of available space.

Development, redevelopment, and pre-construction

A key component of our business model is our disciplined allocation of capital to the development and redevelopment of new Class A properties located in world-class collaborative life science and technology campuses in AAA urban innovation clusters. These projects are focused on providing high-quality, generic, and reusable spaces that meet the real estate requirements of, and are reusable by, a wide range of tenants. Upon completion, each value-creation project is expected to generate a significant increase in rental income, net operating income, and cash flows. Our development and redevelopment projects are generally in locations that are highly desirable to high-quality entities, which we believe results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value.

Development projects consist of the ground-up development of generic and reusable facilities. Redevelopment projects consist of the permanent change in use of office, warehouse, and shell space into office/laboratory or tech office space. We generally will not commence new development projects for aboveground construction of new Class A office/laboratory and tech office space without first securing significant pre-leasing for such space, except when there is solid market demand for high-quality Class A properties.

Pre-construction activities include entitlements, permitting, design, site work, and other activities preceding commencement of construction of aboveground building improvements. The advancement of pre-construction efforts is focused on reducing the time required to deliver projects to prospective tenants. These critical activities add significant value for future ground-up development and are required for the vertical construction of buildings. Ultimately, these projects will provide high-quality facilities and are expected to generate significant revenue and cash flows.

Dividend payout ratio (common stock)

Dividend payout ratio (common stock) is the ratio of the absolute dollar amount of dividends on our common stock (shares of common stock outstanding on the respective record dates multiplied by the related dividend per share) to funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted.

Dividend yield

Dividend yield for the quarter represents the annualized quarter dividend divided by the closing common stock price at the end of the quarter.

Fixed-charge coverage ratio

Fixed-charge coverage ratio is a non-GAAP financial measure representing the ratio of Adjusted EBITDA to fixed charges. We believe this ratio is useful to investors as a supplemental measure of our ability to satisfy fixed financing obligations and preferred stock dividends. Cash interest is equal to interest expense calculated in accordance with GAAP, plus capitalized interest, less amortization of loan fees and debt premiums/discounts. The fixed-charge coverage ratio calculation below is not directly comparable to the computation of ratio of earnings to fixed charges as defined in Item 503(d) of Regulation S-K and to the “Computation of Consolidated Ratio of Earnings to Fixed Charges and Consolidated Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends” included in Exhibit 12.1 to our annual report on Form 10-K.

The following table reconciles interest expense, the most directly comparable financial measure calculated and presented in accordance with GAAP, to cash interest and fixed charges:

	Three Months Ended
(Dollars in thousands)	3/31/18	12/31/17	9/30/17	6/30/17	3/31/17
Adjusted EBITDA	$228,611	$204,348	$193,457	$188,762	$180,941

Interest expense	$36,915	$36,082	$31,031	$31,748	$29,784
Capitalized interest	13,360	12,897	17,092	15,069	13,164
Amortization of loan fees	(2,543)	(2,571)	(2,840)	(2,843)	(2,895)
Amortization of debt premiums	575	639	652	625	596
Cash interest	48,307	47,047	45,935	44,599	40,649
Dividends on preferred stock	1,302	1,302	1,302	1,278	3,784
Fixed charges	$49,609	$48,349	$47,237	$45,877	$44,433

Fixed-charge coverage ratio:
– quarter annualized	4.6x	4.2x	4.1x	4.1x	4.1x
– trailing 12 months	4.3x	4.1x	4.0x	3.9x	3.8x

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Definitions and Reconciliations (continued)
March 31, 2018

Funds from operations and funds from operations, as adjusted, attributable to Alexandria’s common stockholders

GAAP-basis accounting for real estate assets utilizes historical cost accounting and assumes that real estate values diminish over time. In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets, the Nareit Board of Governors established funds from operations as an improved measurement tool. Since its introduction, funds from operations has become a widely used non-GAAP financial measure among equity REITs. We believe that funds from operations is helpful to investors as an additional measure of the performance of an equity REIT. Moreover, we believe that funds from operations, as adjusted, allows investors to compare our performance to the performance of other real estate companies on a consistent basis, without having to account for differences recognized because of real estate investment and disposition decisions, financing decisions, capital structure, capital market transactions, and variances resulting from the volatility of market conditions outside of our control. We compute funds from operations in accordance with standards established by the Nareit Board of Governors in its April 2002 White Paper and related implementation guidance (the “Nareit White Paper”). The Nareit White Paper defines funds from operations as net income (computed in accordance with GAAP), excluding gains (losses) from sales of depreciable real estate and land parcels, and impairments of depreciable real estate (excluding land parcels), plus real estate-related depreciation and amortization, and after adjustments for our share of consolidated and unconsolidated partnerships and real estate joint ventures. Impairments represent the write-down of assets when fair value over the recoverability period is less than the carrying value due to changes in general market conditions and do not necessarily reflect the operating performance of the properties during the corresponding period. The definition of funds from operations in the Nareit White Paper does not include adjustments related to unrealized gains and losses on non-real estate investments, which are affected by market conditions outside of our control. Consequently, unrealized gains and losses on non-real estate investments recognized in earnings, affects our reported funds from operations as computed in accordance with the Nareit White Paper.

We compute funds from operations, as adjusted, as funds from operations calculated in accordance with the Nareit White Paper excluding significant realized gains or losses on the sale of non-real estate investments, unrealized gains or losses on non-real estate investments, losses on early extinguishment of debt, preferred stock redemption charges, impairments of non-depreciable real estate, impairments of non-real estate investments, and deal costs, and the amount of such items that is allocable to our unvested restricted stock awards. Neither funds from operations nor funds from operations, as adjusted, should be considered as alternatives to net income (determined in accordance with GAAP) as indications of financial performance, or to cash flows from operating activities (determined in accordance with GAAP) as measures of liquidity, nor are they indicative of the availability of funds for our cash needs, including our ability to make distributions.

Initial stabilized yield (unlevered)
Initial stabilized yield is calculated as the quotient of the estimated amounts of net operating income at stabilization and our investment in the property. Our initial stabilized yield excludes the benefit of leverage. Our cash rents related to our value-creation projects are expected to increase over time due to contractual annual rent escalations. Our estimates for initial stabilized yields, initial stabilized yields (cash basis), and total costs at completion represent our initial estimates at the commencement of the project. We expect to update this information upon completion of the project, or sooner if there are significant changes to the expected project yields or costs.

•	Initial stabilized yield reflects rental income, including contractual rent escalations and any rent concessions over the term(s) of the lease(s), calculated on a straight-line basis.

•	Initial stabilized yield (cash basis) reflects cash rents at the stabilization date after initial rental concessions, if any, have elapsed and our total cash investment in the property.

Investments

We hold investments in publicly traded companies and privately held entities primarily involved in the life science and technology industries. On January 1, 2018, we adopted a new ASU on financial instruments that prospectively changed how we recognize, measure, present, and disclose these investments.

Key differences between prior accounting standards and the new ASU:

Prior to January 1, 2018

•	Investments in publicly traded companies were reflected at fair value in the balance sheet, with changes in fair value classified in other comprehensive income within equity.

•	Investments in privately held entities were accounted for under the cost method of accounting.

•	Gains or losses were recognized in net income upon the sale of an investment.

•
Investments in privately held entities required accounting under the equity method unless our interest in the entity was deemed to be so minor that we had virtually no influence over the entity’s operating and financial policies. Under the equity method of accounting, we recognized our investment initially at cost and adjusted the carrying amount of the investment to recognize our share of the earnings or losses of the investee subsequent to the date of our investment. We had no investments accounted for under the equity method as of December 31, 2017.

•	Investments were evaluated for impairment, with other-than-temporary impairments recognized in net income.

Effective January 1, 2018

•	Investments in publicly traded companies are reflected at fair value in the balance sheet, with changes in fair value recognized in net income.

•	Investments in privately held entities without readily determinable fair values previously accounted for under the cost method are accounted for as follows:

•	Investments in privately held entities that report NAV are reflected at fair value using NAV as a practical expedient, with changes in fair value recognized in net income.

•	Investments in privately held entities that do not report NAV are carried at cost, adjusted for observable price changes and impairments, with changes recognized in net income.

•	One time adjustments recognized on January 1, 2018:

•
For investments in publicly traded companies, reclassification of cumulative unrealized gains and losses as of December 31, 2017, aggregating $49.8 million, from accumulated other comprehensive income to retained earnings.

•	For investments in privately held entities without readily determinable fair values that were previously accounted for under the cost method:

•
Adjustment of cumulative unrealized gains for investments in privately held entities that report NAV, representing the difference between fair values as of December 31, 2017, using NAV as a practical expedient, and the carrying value of the investments as of December 31, 2017, previously accounted for under the cost method, aggregating $90.8 million, with a corresponding adjustment to retained earnings.

•
No adjustment was required for investments in privately held entities that do not report NAV. The ASU requires a prospective transition approach for investments in privately held entities that do not report NAV. The FASB clarified that it would be difficult for entities to determine the last observable transaction price existing prior to the adoption of this ASU. Therefore, unlike our investments in privately held entities that report NAV that were adjusted to reflect fair values upon adoption of the new ASU, our investments in privately held entities that do not report NAV were not retrospectively adjusted to fair values upon adoption. As such, any initial valuation adjustments made for investments in privately held entities that do not report NAV subsequent to January 1, 2018 as a result of future observable price changes will include recognition of

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Definitions and Reconciliations (continued)
March 31, 2018

cumulative unrealized gains or losses equal to the difference between the carrying basis of the investment and the observable price at the date of measurement.

•
Investments in privately held entities will continue to require accounting under the equity method unless our interest in the entity was deemed to be so minor that we had virtually no influence over the entity’s operating and financial policies. Under the equity method of accounting, we recognize our investment initially at cost and adjust the carrying amount of the investment to recognize our share of the earnings or losses of the investee subsequent to the date of our investment. We had no investments accounted for under the equity method as of March 31, 2018.

Changes in fair value for investments in publicly traded companies and investments in privately held entities that report NAV, and observable price changes for investments in privately held entities that do not report NAV, are recognized as unrealized gains or losses and classified as investment income in our consolidated statements of income.

Investment-grade or large cap tenants

Investment-grade or large cap tenants include tenants that are investment-grade rated or have their most recently reported market capitalization or private valuation greater than $10 billion as of March 31, 2018.

Items included in net income attributable to Alexandria’s common stockholders

We present a tabular comparison of items, whether gain or loss, that may facilitate a high-level understanding of our results and provide context for the disclosures included in this Supplemental Information, our most recent annual report on Form 10-K, and our subsequent quarterly reports on Form 10-Q. We believe this tabular presentation promotes a better understanding of corporate-level decisions and activities that significantly affect comparison of our operating results from period to period. We also believe this tabular presentation will supplement an understanding of our disclosures and real estate operating results. Gains or losses on sales of real estate and impairments of held for sale assets are related to corporate-level decisions to dispose of real estate. Gains or losses on early extinguishment of debt and preferred stock redemption charges are related to corporate-level financing decisions focused on our capital structure strategy. Significant realized and unrealized gains or losses from non-real estate investments are not related to the operating performance of our real estate assets as they result from strategic, corporate-level non-real estate investment decisions and external market conditions. Impairments of non-real estate investments are not related to the operating performance of our real estate as they represent the write-down of a non-real estate investment when its fair value declines below its carrying value due to changes in general market or other conditions outside of our control. Significant items, whether a gain or loss, included in the tabular disclosure for current periods are described in further detail in this Supplemental Information.

Joint venture financial information

We present components of balance sheet and operating results information related to our joint ventures, which are not in accordance with, or intended to be presentations in accordance with, GAAP. We present the proportionate share of certain financial line items as follows: (i) for each real estate joint venture that we consolidate in our financial statements, but of which we own less than 100%, we apply the noncontrolling interest economic ownership percentage to each financial item to arrive at the amount of such cumulative noncontrolling interest share of each component presented; and (ii) for each real estate joint venture that we do not control, and do not consolidate, we apply our economic ownership percentage to each financial item to arrive at our proportionate share of each component presented.

The components of balance sheet and operating results information related to joint ventures do not represent our legal claim to those items. The joint venture agreement for each entity that we do not wholly own generally determines what equity holders can receive upon capital events, such as sales or refinancing, or in the event of a liquidation. Equity holders are normally entitled to their respective legal ownership of any residual cash from a joint venture only after all liabilities, priority distributions, and claims have been repaid or satisfied.

We believe this information can help investors estimate the balance sheet and operating results information related to our partially owned entities. Presenting this information provides a perspective not immediately available from consolidated financial statements and one that can supplement an understanding of joint venture assets, liabilities, revenues, and expenses included in our consolidated results.

The components of balance sheet and operating results information related to joint ventures are limited as an analytical tool, as the overall economic ownership interest does not represent our legal claim to each of our joint ventures’ assets, liabilities, or results of operations. In addition, joint venture financial information may include financial information related to the unconsolidated real estate joint ventures that we do not control. We believe that in order to facilitate a clear understanding of our operating results and our total assets and liabilities, joint venture financial information should be examined in conjunction with our consolidated statements of income and balance sheets. Joint venture financial information should not be considered an alternative to our consolidated financial statements, which are prepared in accordance with GAAP.

Net cash provided by operating activities after dividends

Net cash provided by operating activities after dividends includes the deduction for distributions to noncontrolling interests. For purposes of this calculation, changes in operating assets and liabilities are excluded as they represent timing differences.

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Definitions and Reconciliations (continued)
March 31, 2018

Net debt to Adjusted EBITDA and net debt and preferred stock to Adjusted EBITDA

Net debt to Adjusted EBITDA and net debt and preferred stock to Adjusted EBITDA are non-GAAP financial measures that we believe are useful to investors as supplemental measures in evaluating our balance sheet leverage. Net debt is equal to the sum of total consolidated debt less cash, cash equivalents, and restricted cash. Net debt and preferred stock is equal to the sum of net debt, as discussed above, plus preferred stock outstanding as of period end. See “Adjusted EBITDA” for further information on the calculation of Adjusted EBITDA.

The following table reconciles debt to net debt, and to net debt and preferred stock, and computes the ratio of each to Adjusted EBITDA:

(Dollars in thousands)	3/31/18		12/31/17		9/30/17		6/30/17		3/31/17
Secured notes payable	$775,689		$771,061		$1,153,890		$1,127,348		$1,083,758
Unsecured senior notes payable	3,396,912		3,395,804		2,801,290		2,800,398		2,799,508
Unsecured senior line of credit	490,000		50,000		314,000		300,000		—
Unsecured senior bank term loans	548,197		547,942		547,860		547,639		547,420
Unamortized deferred financing costs	27,438		29,051		27,803		29,710		31,616
Cash and cash equivalents	(221,645)		(254,381)		(118,562)		(124,877)		(151,209)
Restricted cash	(37,337)		(22,805)		(27,713)		(20,002)		(18,320)
Net debt	$4,979,254		$4,516,672		$4,698,568		$4,660,216		$4,292,773

Net debt	$4,979,254		$4,516,672		$4,698,568		$4,660,216		$4,292,773
7.00% Series D convertible preferred stock	74,386		74,386		74,386		74,386		74,386
Net debt and preferred stock	$5,053,640		$4,591,058		$4,772,954		$4,734,602		$4,367,159

Adjusted EBITDA:
– quarter annualized	$914,444		$817,392		$773,828		$755,048		$723,764
– trailing 12 months	$815,178		$767,508		$728,869		$689,079		$650,579
Net debt to Adjusted EBITDA:
– quarter annualized	5.4	x	5.5	x	6.1	x	6.2	x	5.9	x
– trailing 12 months	6.1	x	5.9	x	6.4	x	6.8	x	6.6	x
Net debt and preferred stock to Adjusted EBITDA:
– quarter annualized	5.5	x	5.6	x	6.2	x	6.3	x	6.0	x
– trailing 12 months	6.2	x	6.0	x	6.5	x	6.9	x	6.7	x

Net operating income and operating margin

The following table reconciles net income to net operating income:

	Three Months Ended
(Dollars in thousands)	3/31/18	3/31/17
Net income	$141,518	$47,555

Equity in earnings of unconsolidated real estate joint ventures	(1,144)	(361)
General and administrative expenses	22,421	19,229
Interest expense	36,915	29,784
Depreciation and amortization	114,219	97,183
Loss on early extinguishment of debt	—	670
Gain on sales of real estate – rental properties	—	(270)
Investment income	(85,561)	—
Net operating income	$228,368	$193,790

Revenues	$320,139	$270,877

Operating margin	71%	72%

Net operating income is a non-GAAP financial measure calculated as net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, excluding equity in the earnings (losses) of our unconsolidated real estate joint ventures, general and administrative expenses, interest expense, depreciation and amortization, impairment of real estate, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, and investment income. We believe net operating income provides useful information to investors regarding our financial condition and results of operations because it primarily reflects those income and expense items that are incurred at the property level. Therefore, we believe net operating income is a useful measure for evaluating the operating performance of our real estate assets. Net operating income on a cash basis is net operating income adjusted to exclude the effect of straight-line rent and amortization of acquired above- and below-market lease revenue adjustments required by GAAP. We believe that net operating income on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent revenue and the amortization of acquired above- and below-market leases.

Further, we believe net operating income is useful to investors as a performance measure because, when compared across periods, net operating income reflects trends in occupancy rates, rental rates, and operating costs, which provide a perspective not immediately apparent from net income. Net operating income can be used to measure the initial stabilized yields of our properties by calculating the quotient of net operating income generated by a property on a straight-line basis and our investment in the property. Net operating income excludes certain components from net income in order to provide results that are more closely related to the results of operations of our properties. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level rather than at the property level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort comparability of operating performance at the property level. Impairments of real estate have been excluded in deriving net operating income because we do not consider impairments of real estate to be property-level

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March 31, 2018

operating expenses. Impairments of real estate relate to changes in the values of our assets and do not reflect the current operating performance with respect to related revenues or expenses. Our impairments of real estate represent the write-down in the value of the assets to the estimated fair value less cost to sell. These impairments result from investing decisions and deterioration in market conditions. We also exclude realized and unrealized investment income calculated under a new ASU effective 1/1/18, which results from investment decisions that occur at the corporate level related to non-real estate investments in publicly traded companies and certain privately held entities. Therefore, we do not consider these activities to be an indication of operating performance of our real estate assets at the property level. Our calculation of net operating income also excludes charges incurred from changes in certain financing decisions, such as loss on early extinguishment of debt, as these charges often relate to corporate strategy. Property operating expenses that are included in determining net operating income primarily consist of costs that are related to our operating properties, such as utilities, repairs, and maintenance; rental expense related to ground leases; contracted services, such as janitorial, engineering, and landscaping; property taxes and insurance; and property-level salaries. General and administrative expenses consist primarily of accounting and corporate compensation, corporate insurance, professional fees, office rent, and office supplies that are incurred as part of corporate office management.

We believe that in order to facilitate a clear understanding of our operating results, net operating income should be examined in conjunction with net income as presented in our consolidated statements of income. Net operating income should not be considered as an alternative to net income as an indication of our performance, nor as an alternative to cash flows as a measure either of liquidity or our ability to make distributions.

Operating statistics

We present certain operating statistics related to our properties, including number of properties, RSF, occupancy percentage, leasing activity, and contractual lease expirations as of the end of the period. We believe these measures are useful to investors because they facilitate an understanding of certain trends for our properties. We compute the number of properties, RSF, occupancy percentage, leasing activity, and contractual expirations at 100% for all properties in which we have an investment, including properties owned by our consolidated and unconsolidated real estate joint ventures. For operating metrics based on annual rental rate revenue, see our discussion of annual rental revenue herein.

Same property comparisons

As a result of changes within our total property portfolio during the comparative periods presented, including changes from assets acquired or sold, properties placed into development or redevelopment, and development or redevelopment properties recently placed into service, the consolidated total rental revenues, tenant recoveries, and rental operating expenses in our operating results can show significant changes from period to period. In order to supplement an evaluation of our results of operations over a given period, we analyze the operating performance for all properties that were fully operating for the entirety of the comparative periods presented, referred to as same properties. These properties are analyzed separately from properties acquired subsequent to the first day in the earliest comparable period presented, properties that underwent development or redevelopment at any time during the comparative periods, and corporate entities (legal entities performing general and administrative functions), which are excluded from same property results. Additionally, rental revenues from lease termination fees, if any, are excluded from the results of same properties.

The following table reconciles the number of same properties to total properties:

Development – under construction	Properties
213 East Grand Avenue	1
399 Binney Street	1
279 East Grand Avenue	1
Menlo Gateway (unconsolidated real estate JV)	3
1655 and 1725 Third Street (unconsolidated real estate JV)	2
8

Development – placed into service after January 1, 2017	Properties
505 Brannan Street	1
510 Townsend Street	1
ARE Spectrum	3
400 Dexter Avenue North	1
100 Binney Street	1
7

Redevelopment – under construction	Properties
9625 Towne Centre Drive	1
5 Laboratory Drive	1
9900 Medical Center Drive	1
266 and 275 Second Avenue	2
Alexandria PARC	4
704 Quince Orchard Road (unconsolidated real estate JV)	1
	10

Acquisitions after January 1, 2017	Properties
88 Bluxome Street	1
960 Industrial Road	1
1450 Page Mill Road	1
701 Gateway Boulevard	1
4110 Campus Point Court	1
Summers Ridge Science Park	4
	9
Total properties excluded from same properties	34
Same properties	188	(1)
Total properties in North America as of March 31, 2018	222

(1)	Includes 9880 Campus Point Drive, a building that was occupied through January 2018 and is currently undergoing demolition as we expect to develop a 98,000 RSF Class A office/laboratory property.

Stabilized occupancy date

The stabilized occupancy date represents the estimated date on which the project is expected to reach occupancy of 95% or greater.

Total equity market capitalization

Total equity market capitalization is equal to the sum of outstanding shares of 7.00% Series D cumulative convertible preferred stock and common stock multiplied by the related closing price of each class of security at the end of each period presented.

Total market capitalization

Total market capitalization is equal to the sum of total equity market capitalization and total debt.

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Definitions and Reconciliations (continued)
March 31, 2018

Unencumbered net operating income as a percentage of total net operating income

Unencumbered net operating income as a percentage of total net operating income is a non-GAAP financial measure that we believe is useful to investors as a performance measure of the results of operations of our unencumbered real estate assets, as it reflects those income and expense items that are incurred at the unencumbered property level. Unencumbered net operating income is derived from assets classified in continuing operations, which are not subject to any mortgage, deed of trust, lien, or other security interest, as of the period for which income is presented.

The following table summarizes unencumbered net operating income as a percentage of total net operating income:

	Three Months Ended
(Dollars in thousands)	3/31/18	12/31/17	9/30/17	6/30/17	3/31/17
Unencumbered net operating income	$198,599	$181,719	$164,291	$158,072	$157,391
Encumbered net operating income	29,769	28,999	37,610	38,007	36,399
Total net operating income	$228,368	$210,718	$201,901	$196,079	$193,790
Unencumbered net operating income as a percentage of total net operating income	87%	86%	81%	81%	81%

Weighted-average interest rate for capitalization of interest

The weighted-average interest rate required for calculating capitalization of interest pursuant to GAAP represents a weighted-average rate based on the rates applicable to borrowings outstanding during the period, including expense/income related to our interest rate hedge agreements, amortization of loan fees, amortization of debt premiums (discounts), and other bank fees. A separate calculation is performed to determine our weighted-average interest rate for capitalization for each month. The rate will vary each month due to changes in variable interest rates, outstanding debt balances, the proportion of variable-rate debt to fixed-rate debt, the amount and terms of interest rate hedge agreements, and the amount of loan fee and premium (discount) amortization.

The following table presents the weighted-average interest rate for capitalization of interest:

	Three Months Ended
	3/31/18	12/31/17	9/30/17	6/30/17	3/31/17
Weighted-average interest rate for capitalization of interest	3.91%	3.89%	3.96%	3.98%	3.95%

Weighted-average shares of common stock outstanding – diluted

We enter into capital market transactions from time to time to fund acquisitions, fund construction of our highly leased development and redevelopment projects, and for general working capital purposes. In March 2017 and January 2018, we entered into forward equity sales agreements to sell shares of our common stock. We are required to consider the potential dilutive effect of our forward equity sales agreements under the treasury stock method while the forward equity sales agreements are outstanding.

We also consider the effect of assumed conversions of our outstanding 7.00% Series D cumulative convertible preferred stock (“Series D Convertible Preferred Stock”) when determining potentially dilutive incremental shares to our common stock. Under the assumed conversion, we add back to net income dividends paid on our Series D Convertible Preferred Stock to the numerator and then include additional common shares assumed to have been issued to the denominator of the per share calculation. On January 1, 2018, we adopted an ASU that requires changes in the fair value of our non-real estate investments to be recognized in net income. Upon adoption of the ASU, we recognized a large unrealized gain in our investment income. As a result of the significant amount of unrealized gain recognized during 1Q18, our Series D Convertible Preferred Stock had a dilutive effect on funds from operations attributable to Alexandria Real Estate Equities, Inc.’s common stockholders – diluted, computed in accordance with the definition in the Nareit White Paper.

The weighted-average shares of common stock outstanding – diluted during each period include the following shares related to our forward equity sales agreements and Series D cumulative convertible preferred incremental dilutive common stock:

	Three Months Ended
(In thousands)	3/31/18	12/31/17	9/30/17	6/30/17	3/31/17
Potential additional shares upon settlement/ conversion:
Outstanding forward equity sales agreements	6,056	4,755	4,755	4,755	4,755
7.00% Series D Convertible Preferred Stock	2,975	2,975	2,975	2,975	2,975

Incremental dilutive common shares:
Outstanding forward equity sales agreements	270	776	698	530	53
Earnings per share – diluted and funds from operations, as adjusted – diluted	270	776	698	530	53

7.00% Series D Convertible Preferred Stock	741	—	—	—	—
Funds from operations – diluted	1,011	776	698	530	53

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